                                                                   Exhibit 10.18





                             OFFICE LEASE AGREEMENT

                                     between

                             McCormick Place, L.L.C.
                      an Arizona limited liability company,
                                  as Landlord,

                                       and

                                 VistaCare, Inc.
                             a Delaware Corporation
                                    as Tenant

                                 McCormick Place
                                8025 Hayden Road
                               Scottsdale, Arizona

                                Table of Contents

                                                                                Page
Basic Lease Information                                                           4
ARTICLE 1: Premises                                                               4
ARTICLE 2: Term                                                                   5
ARTICLE 3: Rent                                                                   6
ARTICLE 4: Additional Rent/Expense Stop                                           7
ARTICLE 5: Parking & Storage                                                      9
ARTICLE 6: Rent Tax and Personal Property Taxes                                  10
ARTICLE 7: Payment of Rent/Late Charges                                          11
ARTICLE 8: Security Deposit                                                      11
ARTICLE 9: Construction of the Premises                                          12
ARTICLE 10: Alterations                                                          12
ARTICLE 11: Fixtures/Personal Property                                           12
ARTICLE 12: Liens                                                                12
ARTICLE 13: Use of Premises/Rules and Regulations                                13
ARTICLE 14: Rights Reserved by Landlord                                          14
ARTICLE 15: Quiet Enjoyment                                                      15
ARTICLE 16: Maintenance and Sanitation                                           16
ARTICLE 17: Utilities and Janitorial Services                                    16
ARTICLE 18: Entry and Inspection                                                 17
ARTICLE 19: Liability Insurance and Indemnification
            of Landlord                                                          18
ARTICLE 20: Casualty Insurance                                                   19
ARTICLE 21: Damage and Destruction of Premises                                   20
ARTICLE 22: Eminent Domain                                                       22
ARTICLE 23: Assignment and Subletting                                            22
ARTICLE 24: Sale of Premises by Landlord                                         23
ARTICLE 25: Subordination/Attornment/Modification/Assignment                     23
ARTICLE 26: Right to Cure                                                        23
ARTICLE 27: Estoppel Certificates                                                24
ARTICLE 28: Default and Conditional Limitations                                  24
ARTICLE 29: Tenant's Recourse                                                    27
ARTICLE 30: Force Majeure                                                        27
ARTICLE 31: Surrender of Premises                                                28
ARTICLE 32: Holding Over                                                         28
ARTICLE 33: General Provisions                                                   28
ARTICLE 34: Notices                                                              29
ARTICLE 35: Broker's Commissions                                                 30

EXHIBIT A  Floor Plan
EXHIBIT A-1 Garage Plan
EXHIBIT 8  Building Standard Workletter
EXHIBIT C  Rules and Regulations

EXHIBIT D Subordination, Non-Disturbance And Attornment Agreement EXHIBIT E Estoppel Certificate
RIDER 1    Option to Extend
RIDER 2    First Right of Refusal

                             OFFICE LEASE AGREEMENT

      This Lease Agreement is made and entered into this 12 day of April, 1999, by and between McCormick Place, L.L.C. an Arizona limited liability company, 5050 North 40th Street, Suite 120, Phoenix, Arizona 85018, hereinafter referred to as "Landlord," and VistaCare, Inc., a Delaware corporation 7702 E. Doubletree Ranch Road, Suite 100, Scottsdale, AZ 85258 hereinafter referred to as "Tenant,"

WITNESSETH: In consideration of the rents, covenants and agreements given and exchanged herein, Landlord leases to Tenant, and Tenant leases and accepts from Landlord, the office space described in Section 1.1, hereinafter referred to as the "Premises".

All covenants, agreements, terms and conditions between Landlord and Tenant with respect to the Premises are contained in this Office Lease Agreement ("Lease") and the following exhibits and addendum attached hereto and incorporated into the Lease by this reference:

Exhibit A         - Floor Plan.

Exhibit A-1       - Garage Plan

Exhibit B         - Building Standard Workletter for Tenant Improvements.

Exhibit C         - Rules and Regulations.

Exhibit D         - Subordination, Non-Disturbance And Attornment Agreement

Exhibit E         - Estoppel Certificate

Rider "1"         - Consisting of one page.

Rider "2"         - Consisting of one page.

                               ARTICLE 1: PREMISES

1.1 The Premises are located on the second (2nd) floor of the Building as shown on Exhibit "A." The Rentable Area of the Premises at Lease Commencement has been estimated to be 15,000 square feet including Load Factor; and commencing upon the seventh (7th) full month of the first (1st) Lease year the Premises will be increased to a total of 20,000 square feet including the Load Factor; provided, however, if the Rentable

Area or the Load Factor should be greater or less, as a result of design or construction of the Building, the Premises, other premises or Interior Common Facilities, the Rentable Area set forth in this Section 1.1 shall be adjusted accordingly.

1.2   As used in this Lease:

      (a)   Rentable Area means:

            (i) With respect to the Building, the sum of the total area of all floors in the Building (including Interior Common Facilities but excluding stairs, elevator shafts, vertical shafts, parking areas and exterior balconies), computed by measuring to the exterior surface of permanent outside walls.

            (ii) With respect to the Premises, the Usable Area of the Premises multiplied by the Load Factor. No deductions from Rentable Area shall be made for columns or projections necessary for the Building.

      (b) Usable Area means the area of the Premises (or other premises or space occupiable by tenants whether or not actually occupied) computed by measuring to the exterior surface of permanent outside walls, to the midpoint of corridor and demising walls and to the Tenant side of permanent interior and Interior Common Facility walls (other than corridor walls).

      (c) Load Factor means the Rentable Area of the Building divided by the aggregate Usable Area of all premises and occupiable space in the Building.

      (d) Interior Common Facilities means lobbies, corridors, hallways, elevator foyers, restrooms, mail rooms, mechanical and electrical rooms, janitor closets and other similar facilities used by tenants or for the benefit of tenants on a nonexclusive basis.

1.3 Landlord reserves the right to change the Building, the number of floors, the arrangement and location of the Interior Common Facilities in the Building and the shape, location, levels, arrangement and dimensions of the Common Areas, including space reservations in the Automobile Parking Area. Landlord further reserves the right to change the shape, dimensions and size of the Premises, provided, however, that no material changes shall be made to the Premises without the prior written approval of the Tenant. In the event the Tenant does not approve of such change, its sole remedy shall be to cancel this Lease by written notice thereof within ten (10) days after receipt of Landlord's notification of such proposed change, and any security deposit and prepaid rent, if any, paid by Tenant shall be refunded to the Tenant and the Landlord shall thereupon be released from any further obligations and liabilities to Tenant hereunder.

                                 ARTICLE 2: TERM

2.1 The term of this Lease ("Lease Term") shall be for a period of seven (7) years, two (2) months, plus the remainder of any partial calendar month in which the term commences.

2.2 Subject to any adjustments under Article V of Exhibit "B", the Lease Term shall commence on that date (the "Commencement Date") upon which Landlord notifies Tenant (or the date Tenant has actual notice) that Landlord's construction obligations under this Lease have been substantially completed and that the Premises are ready for occupancy, with or without actual entry by Tenant.

2.3 Within thirty (30) days after Tenant takes possession of the Premises, both parties agree to execute a written memorandum setting forth the Commencement Date, the date on which this Lease expires ("Expiration Date") and the stipulated Rentable Area as adjusted under Section 1.2.

2.4 If the Commencement Date has not occurred within twelve (12) months from the date of this Lease through no fault of Tenant, whether by completion of Tenant's Leasehold Improvements or deemed completion pursuant to Article V of Exhibit "B", either Landlord or Tenant may, by written notice to the other, terminate this Lease. If either party terminates this Lease under this paragraph, Landlord shall promptly return any security deposit and prepaid rent, if any, to Tenant and the parties shall have no further obligation to the other.

2.5 Notwithstanding the above definition of Lease Term, which is used to conveniently define the period following construction of improvements during which Tenant shall pay rent, the Lease, all rights and remedies of Landlord and all obligations of Tenant except the obligation to pay the Minimum Monthly Rent shall take effect upon the date of this Lease, without actual entry onto the Premises by Tenant.

                                 ARTICLE 3: RENT

3.1 Beginning with the third (3rd) month of the Lease, Tenant covenants and agrees to pay to Landlord, without deduction, setoff, prior notice or demand, for the use and occupancy of the Premises a minimum monthly rent of Thirty Thousand Six Hundred Twenty Five and 00/100 Dollars ($30,625.00) payable in advance on the first day of each and every calendar month through the first six (6) months of the Lease Term. Beginning with the seventh (7th) month of the Lease Term and continuing for the next thirty two (32) months, Tenant agrees to pay a Minimum Monthly Rent Forty Thousand Eight Hundred Thirty Three and 33/100 Dollars ($40,833.33) payable in advance on the first day of each and every month, through the thirty eighth
(38th) month of the Lease Term, beginning with the thirty ninth (39th) month of the Term and continuing for the next twenty four (24) months, through the sixty second (62nd) month, Tenant agrees to pay a Minimum Monthly Rent of Forty One Thousand Six Hundred Sixty Six and 64/100 Dollars ($41,666.64) payable in advance on the first day of each and every calendar month. Beginning with the sixty third (63rd) month of the Term and continuing for the next twenty four
(24) months, through the eighty sixth (86th) month, Tenant agrees to pay a Minimum Monthly Rent of Forty Three Thousand Three Hundred Thirty Three and 33/100 Dollars ($43,333.33) payable in advance on the first day of each and every calendar month. If the Minimum Monthly Rent commences on a date other than the first day of a calendar month, the Minimum Monthly Rent for that month shall be prorated on a per diem basis and be paid to Landlord on the Commencement Date. If the Rentable Area of the Premises is adjusted in accordance with
Section 1.2, the initial Minimum Monthly Rent shall be adjusted to be one twelfth of the product obtained by multiplying the actual square foot Rentable Area, as so adjusted, by Twenty Four and 50/100 Dollars ($24.50) for the first thirty eight (38) months, Twenty Five and 00/100 Dollars ($25.00) for months thirty nine (39) through sixty two (62), Twenty Six and 00/100 Dollars ($26.00) for months sixty three (63) through eighty six (86).

                     ARTICLE 4: ADDITIONAL RENT/EXPENSE STOP

4.1 Commencing on the thirteenth (13th) month of the Lease Term and continuing for the Term and any extensions of the Lease, Tenant covenants and agrees to pay as additional rent, Tenant's Pro Rata Share of Direct Costs during each Operating Year of the Lease Term.

4.2 The Minimum Monthly Rent includes (and after any rent adjustment under this Lease will be deemed to include) an amount equal to one-twelfth (1/12th) of the Expense Stop. Prior to the end of each Operating Year, Landlord shall provide Tenant with a written statement of Landlord's estimate of Tenant's Pro Rata

Share of Direct Costs for the next succeeding Operating Year. If the estimate of Tenant's Pro Rata Share of the Direct Costs exceeds the Expense Stop, Tenant agrees to pay Landlord, in addition to and concurrently with each payment of the Minimum Monthly Rent for the next Operating Year, an amount equal to one twelfth (1/12th) of the excess. Notwithstanding the foregoing, Landlord may, monthly, provide Tenant with a revised estimate of the Direct Costs for the current Operating Year. If the revised estimate of Direct Costs exceeds Landlord's original estimate of Direct Costs for that Operating Year, Tenant agrees to pay Landlord, in addition to and concurrently with the Minimum Monthly Rent for the remainder of the Operating Year, Tenant's Pro Rata Share of the excess divided by the number of remaining months in the Operating Year.

4.3 Within approximately sixty (60) days after the end of each Operating Year, Landlord shall provide Tenant with a statement showing the actual Direct Costs for the preceding Operating Year and any adjustments to be made as a result thereof. If Tenant's Pro Rata Share of the actual Direct Costs paid or incurred by Landlord during such Operating Year exceeds the estimates of Direct Costs paid by Tenant during the same Operating Year, Tenant shall pay Landlord the excess at the time the next succeeding payment of Minimum Monthly Rent is payable. If the sum of (i) Tenant's estimated payments for the Operating Year plus (ii) the Expense Stop exceeds Tenant's Pro Rata Share of the Landlord's actual Direct Costs during such Operating Year, and if Tenant's Pro Rata Share of Direct Costs exceeds the Expense Stop, Landlord shall apply the excess of such sum over Landlord's actual Direct Costs to payments next falling due under this Article. In no event shall the Minimum Monthly Rent be reduced below that set forth in Section 3.1.

Any other provision of Article 4 to the contrary notwithstanding, commencing on the first anniversary of the Expense Commencement Date, for purposes of calculating the Tenant's Pro Rata Share of Direct Costs payable by the Tenant, any increase in Direct Costs (excluding all increases in costs incurred by Landlord for utility costs, taxes, assessments, Gainey Ranch Association Fees and Landlord's property and liability insurance) for an Operating Year over the amount of such costs for the preceding Operating Year shall be limited to the lesser of (i) the actual increase of Adjusted Direct Costs for the Operating Year or (ii) seven percent (7%) of the prior Operating Year's actual Direct Costs.

4.4 As used herein, the following terms shall have the meanings set forth opposite the respective term:

      (a) "Expense Stop" means an amount equal to Seven and 00/100 Dollars ($7.00) multiplied by the number of square feet of Rentable Area in the Premises, which is Landlord's estimate of Tenant's Pro Rata Share of Direct Costs for the Operating Year in which the Lease Term commences.

      (b)   "Direct Costs" means and includes:

            (1) Those expenses paid or reasonably incurred by Landlord (whether directly or through independent contractors) for managing, maintaining, operating and repairing the Building, the Common Areas and the personal property used in conjunction therewith, including, but not limited to, the cost of utilities, supplies, insurance, amortization (over the reasonable life of the item) of the cost of installation of capital investment items which are installed primarily for the purpose of reducing Direct Costs or which may be required by any governmental authority; janitorial services; compensation (including employment taxes, similar government charges and fringe benefits) of all persons who perform duties in connection with the operation, maintenance and repair of the Building, the Common Areas and the land upon which the Building and Common Areas are situated; reasonable management fees, legal and accounting expenses; costs allocated to Landlord under an agreement for joint operation, maintenance and use of exterior Common Areas and Automobile Parking Areas servicing the Building and adjacent property comprising The Gainey Ranch Town Center, and any other expense or charges whether or not hereinabove described which, in accordance with consistently applied generally accepted accounting and management principles would be considered an expense of managing, maintaining, operating or repairing the Building and Common Areas; and

            (2) All impositions, taxes, Gainey Ranch Association fees, assessments (special or otherwise) and other governmental levies and charges of any and every kind, ordinary or extraordinary, foreseen or unforeseen, assessed or imposed upon or with respect to the ownership of, or other taxable interest attributable to, the Building, Common Areas and land upon which they are located and any improvements, fixtures, equipment and other property of Landlord, real or personal, located in or used in connection with the operation of the Building, the Common Areas and the land upon which they are located and any tax which shall be imposed on any interest or excise in substitution for taxes commonly known as real estate taxes.

      (c)   Direct Costs shall not include

            (1)   Income, estate and inheritance taxes levied against Landlord.

            (2)   Taxes paid by any tenant under Article 6.

            (3) Depreciation, capital investment items (except as provided in Section 4.4(b)(1)) and debt service.

            (4) Costs of leasing space in the Building, including leasing commissions and leasehold improvement costs.

            (5) The cost of utilities separately metered to any tenant or resulting from Excess Consumption under Article 17 and billed directly to that tenant.

            (6) The cost of special services provided to any tenant and billed directly to that tenant.

            (7) Repairs and maintenance paid by proceeds of insurance or from tenants.

      (d) "Common Areas" means all areas both interior and exterior provided by Landlord for the common or joint use and benefit of the occupants of the Building, their employees, agents, customers, and other invitees including but not limited to the Automobile Parking Area (whether spaces are assigned, reserved or not) as defined in Article 5 of this Lease, public restroom facilities, landscaping, plaza decks, driveways, exterior lighting, ramps, drainage facilities, traffic controls, sidewalks, building lobbies and hallways, mechanical rooms, elevator shafts and stairways.

      (e) "Operating Year" means the year beginning January 1 and ending December 31.

      (f) "Tenant's Pro Rata Share" means that fraction, the numerator of which is the Rentable Area of the Premises and the denominator of which is the aggregate Rentable Area of the Building.

4.5 The determination and statement of expenses shall be made by Landlord and a copy of such statements shall be made available to Tenant upon demand.

4.6 Notwithstanding anything in this Lease to the contrary, no failure by Landlord to give notices or statements of Direct Costs within the time specified, and no grant of "free rent" or parking fee concessions, shall waive Landlord's right to require payment by Tenant of Direct Costs in excess of the Expense Stop.

                          ARTICLE 5: PARKING & STORAGE

5.1 Landlord agrees to operate and maintain or cause to be maintained and operated an Automobile Parking Area during the Lease Term for the benefit and use of tenants, customers, patrons and employees of tenants of the Building at a ratio of four (4) spaces for each 1,000 square feet of usable area in the building. The cost of maintenance, operation, repair and management of the Automobile Parking Area whether paid by or allocated to Landlord shall be included in the Direct Costs set forth in Article 4 above. Nothing contained herein shall be deemed to create liability upon Landlord for any damage to motor vehicles of customers or employees or from loss of property from within such motor vehicles.

5.2 Commencing with the third (3rd) month of the Lease and continuing thereafter, Tenant covenants and agrees at all times during the Lease Term to lease parking rights for fourteen (14) reserved executive parking spaces in the Automobile Parking Area (Exhibit A-1) and Tenant agrees to pay for each reserved space in addition to and concurrently with the Minimum Monthly Rent a fee of Fifty Five and 00/100 Dollars ($55.00) per month, commencing in accordance with
Section 3.1.

Additionally, commencing with the third (3rd) month of the Lease and continuing thereafter Tenant covenants and agrees to lease parking rights for not less than twenty one (21) covered unreserved parking spaces during the Lease Term in the Automobile Parking Area and Tenant agrees to pay for each unreserved space in addition to and concurrently with the Minimum Monthly Rent, a fee of Forty and 00/100 Dollars ($40.00) per month commencing in accordance with Section 3.1. Landlord agrees to provide Tenant not less than four (4) spaces for each 1,000 useable square feet within the premises including executive reserved, covered reserved, and uncovered unreserved in the Automotive Parking Area.

Parking rates shall be adjusted at the end of the fifth (5th) year of the Lease Term and at the commencement of each extension term to the current market rates for like parking spaces in the project.

Landlord shall have the right to reserve and assign parking spaces for Tenant and other tenants of the Building or to designate parking rights on an unreserved, non-exclusive basis.

Tenant will receive stickers or cards authorizing parking equal to the number of vehicles for which parking rights have been leased.

5.3 Landlord shall have the right to establish and from time to time change, alter and amend, and to enforce against all users of the Automobile Parking Area, reasonable rules and regulations (including the exclusion of parking from designated areas and the assignment of spaces to tenants) as may be deemed necessary and advisable for the proper and efficient operation and maintenance of said Automobile Parking Area including, without limitation, the hours during which the Automobile Parking Area shall be open for use.

5.4 Landlord may establish such reasonable charges as Landlord deems appropriate for the use of the Automobile Parking Area by persons who have not leased space in the Building. Landlord may establish a system whereby these persons may present validations issued by tenants in lieu of payment of the parking charges. If Tenant wishes to provide Tenant's customers and patrons with validations as part of the validation system, Tenant agrees to pay Landlord, as additional rent, those charges established by Landlord for use of the validation system and to comply with such system and all rules and regulations established by Landlord for Tenant's use and the use of Tenant's customers and patrons of the validation.

5.5 Landlord may on a space available basis, provide storage space in the parking garage for Tenant's use. The rental rate shall be sixteen dollars ($16.00) per square foot per annum, plus rent tax during the first five (5) years of the Term hereof and thereafter the storage space rent shall increase fifteen percent (15%) at each additional five (5) year anniversary of this Lease.

                 ARTICLE 6: RENT TAX AND PERSONAL PROPERTY TAXES

6.1 Tenant covenants and agrees to pay to Landlord, in addition to, and simultaneously with, any other amounts payable to Landlord under this Lease, a sum equal to the aggregate of any municipal, county, state or federal excise, sales, use or transaction privilege taxes now or hereafter legally levied or imposed against or on account of any or all amounts payable under this Lease by Tenant or the receipts thereof by Landlord (except taxes which are commonly referred to as income, estate, or inheritance taxes).

6.2 Tenant shall pay, prior to delinquency, all taxes levied upon fixtures, furnishings, equipment and personal property placed on the Premises by Tenant. If any or all Tenant's fixtures, furnishings, equipment or personal property shall be assessed and taxed with the Landlord's real property, Tenant shall reimburse Landlord for such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to the Tenant's property.

                     ARTICLE 7: PAYMENT OF RENT/LATE CHARGES

7.1 Tenant shall pay the rentals and all other charges herein specified to Landlord at the address set forth on page one of this Lease, or to another person and at another address as Landlord shall from time to time designate in writing.

Any payment of rent, additional rent or other charge required to be made by Tenant to Landlord under the terms of this Lease not received within ten (10) days after the due date (the "Delinquency Date") thereof shall be subject to a one-time late charge of five percent (5%) of the delinquent amount.

7.2 Any delinquent rent, additional rent or other charge, expense or cost due and payable from Tenant to Landlord shall bear interest from the Delinquency Date at the rate equal to the greater of: (a) eighteen percent (18%) per annum or, (b) a variable rate equal to the Prime Rate (base rate on corporate loans at large U. S. money center commercial banks) announced daily in the Wall Street Journal plus four percent (4%).

                           ARTICLE 8: SECURITY DEPOSIT

8.1 Tenant shall, upon execution and delivery of this Lease, deposit with Landlord the sum of Twenty Two Thousand Nine Hundred Eighty Seven and 04/100 Dollars ($22,987.04) as security for the full and faithful performance of each and every term provision, covenant and condition of this Lease. If Tenant is entitled to a refund of, or monetary credit for, all or part of the security deposit currently held by the landlord under the Lease Agreement between Tenant as tenant and GRTC Properties, L.L.C. as landlord, dated June 22, 1998; then Tenant shall immediately deposit the refund, or an amount equal to the credit, with Landlord. Such amount deposited with Landlord shall be held by Landlord as additional security pursuant to this Article 8.

8.2. If Tenant defaults in any of the terms, provisions, covenants and conditions of this Lease, including but not limited to the payment of Minimum Monthly Rent, additional rent or other charge, landlord may, but need not, use, apply or retain the whole or any part of this security not as liquidated damages but for the payment of any rent or charge in default or for any other sum which Landlord may spend or be required to spend by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount. Should Tenant fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security or any balance of the security shall be returned to Tenant or, at the option of Landlord, to the last assignee of Tenant's interest in this Lease within ten (10) days after the Expiration Date and surrender of the Premises by Tenant. Landlord's rights with reference to the security deposit shall be in addition to and shall not preclude any other rights, remedies or recoveries available to Landlord by law or under the terms of this Lease.

8.3 Tenant agrees that in case the Landlord shall sell or exchange Landlord's interest in the Premises during the Lease Term, Landlord may pay the deposit to any subsequent owner and in that event, Tenant hereby releases Landlord from all liability for the return of such deposit. Landlord shall not be required to maintain such funds in a segregated account, but may deposit such funds in any general account of Landlord, provided that such commingling shall in no way affect Landlord's obligations to Tenant regarding such funds under this Lease. Tenant shall not be entitled to any interest on the security deposit.

                     ARTICLE 9: CONSTRUCTION OF THE PREMISES

9.1 Landlord shall construct Tenant's Leasehold Improvements, as defined in Exhibit "B", in accordance with plans and specifications prepared by Landlord's architect. The respective obligations, covenants and agreements of Landlord and Tenant to construct the Premises including the division of responsibilities and procedures for design and construction and for payment of costs and expenses are more specifically set forth in Exhibit "B".

9.2 Prior to the Commencement Date, any work performed by Tenant, or any fixtures or personal property moved onto the Premises, shall be at Tenant's own risk and neither Landlord nor Landlord's agents or contractors shall be responsible to Tenant for damage or destruction of Tenant's Work or property including damage or destruction occasioned by Landlord's own negligence. Tenant agrees to indemnify Landlord and hold Landlord harmless against claims made with respect to damage or destruction of property of third persons moved on the Premises prior to the Commencement Date at Tenant's request.

                             ARTICLE 10: ALTERATIONS

      After completion of Landlord's construction obligations under Article 9, Tenant shall not make, or cause to be made any further additions to, or alterations of the Premises, or any part thereof, without the prior written consent of Landlord.

                     ARTICLE 11: FIXTURES/PERSONAL PROPERTY

      All trade fixtures installed by Tenant and movable furniture that are not permanently affixed to the Premises shall remain the property of Tenant and may be removed by Tenant not later than the Expiration Date, provided that Tenant is not then in default hereunder. Tenant shall promptly repair, at its own expense, any damages occasioned by such removal. All cabinetry, built-in appliances, wall covering, floor covering, window coverings, electrical and plumbing fixtures and conduits, lighting and other special fixtures that maybe placed upon, installed in or attached to the Premises by Tenant shall, at the Expiration Date or earlier termination of this Lease for any reason, be the property of Landlord and remain upon and be surrendered with the Premises, without disturbance, molestation or injury unless designated by Landlord to be removed.

                                ARTICLE 12: LIENS

      Tenant shall keep the Premises and the property on which the Premises are situated free from any liens arising out of work performed, material furnished or obligations incurred due to Tenant's actions or the failure of Tenant to comply with any law excluding, however, security interests in Tenant's personal property. In the event any such lien does attach against the Premises, and Tenant does not discharge the lien or post bond (which under law would prevent foreclosure or execution under the lien) within ten (10) days after demand by Landlord, Landlord may take any action necessary to discharge the lien. Tenant shall pay Landlord upon demand for or on account of any cost or expense (including reasonable attorney's fees) incurred by Landlord by reason of attachment or discharge of such lien and shall indemnify Landlord against any liability arising out of attachment of such lien.

                ARTICLE 13: USE OF PREMISES/RULES AND REGULATIONS

13.1 Tenant shall use the Premises solely for general business office for VistaCare only and shall not use or permit the Premises to be used for any other purpose or purposes except with the prior written consent of Landlord. The Premises will not be used for any other use without Landlord's prior written consent.

13.2 Tenant shall comply with all statutes, ordinances, rules, regulations and orders of all municipal, state and federal authorities now in force or which may hereafter be in force pertaining to the use of the Premises, including such laws governing the storage or disposal of hazardous wastes and protection of the environment. Tenant shall not use or permit the Premises to be used in whole or in part for any purpose or use in violation of any of the laws, ordinances, regulations or rules of any public authority at any time applicable thereto.

13.3  Tenant shall not, to the best of Tenant's knowledge:

      (a)   commit, or suffer to be committed, any waste upon the Premises;

      (b) engage in any activity which will increase the existing premium rate of insurance on the Premises or cause a cancellation of any insurance policy or permit to remain in or about the Premises any article that may be prohibited by standard form fire insurance policies;

      (c) use the Premises for or carry on or permit any offensive, noisy, or dangerous trade, business, manufacture or occupation, or any nuisance or anything against public policy, or interfere with the business of or disturb the quiet enjoyment of any other tenant in the Building;

      (d) use the exterior of the roof or walls of the Premises or Building for any purpose.

      (e) cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Premises or the Building, whether by Tenant, its invitees, agents, employees, contractors or sublessees. "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "infectious wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations including, without limitation, oil, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds, and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons.

13.4 Tenant shall faithfully observe and comply with the rules and regulations set forth on Exhibit "C" to this Lease, all parking regulations established in accordance with Article 5 and all modifications of and additions thereto from time to time put into effect by Landlord.

13.5 Sections 13.3(d) and 14(b) of the Lease notwithstanding, Landlord agrees Tenant may install a sign consisting of the lettering "VistaCare, Inc." on Landlord's monument sign at Tenant's sole cost. Tenant's cost for the sign and installation may, at Tenant's elections, be paid out of the improvements allowance. The size, colors, materials and location of Tenant's sign shall be subject to approval by Landlord and in any event shall comply with Landlord's sign criteria. Furthermore, Tenant's sign or lettering shall comply with all ordinances, regulations and orders of the City of Scottsdale, Arizona ("City"). Landlord makes no warranty as to approval of tenant's sign by the City and denial of a sign permit by the City shall impose no additional obligations upon Landlord. Tenant's rights under this section shall terminate upon Tenant's vacation of the Premises for a period of twelve months with or without termination of the Lease or acceptance of the Premises by Landlord.

                     ARTICLE 14: RIGHTS RESERVED BY LANDLORD

      Landlord shall have the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, persons or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession of the Premises and without giving rise to any claim for setoff or abatement of rent:

      (a)   To change the Building's name.

      (b) To install, affix and maintain any and all signs on the exterior and interior of the Building.

      (c) To designate and approve, prior to installation, all types of window shades, blinds, drapes, awnings, window ventilators and other similar equipment, and to control all internal lighting that may be visible from the exterior of the Building.

      (d) To control all sources from which Tenant may obtain ice, drinking water, towels, toilet supplies, shoe shining, catering, food and beverages, or like or other services on the Premises and in general, to reserve to Landlord the right to control with cause any business and any services in or to the Building and its tenants.

      (e) To retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises. No locks shall be changed or added without the prior written consent of Landlord.

      (f) To decorate and to make repairs, alterations, additions, changes or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises and during the continuance of any of said work to temporarily close doors, entryways, public space and corridors in the Building, to interrupt or temporarily suspend Building services and facilities and to change the arrangement and location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets, or other Interior Common Facilities, all without abatement of rent or affecting any of Tenant's obligations hereunder, so long as the Premises are reasonably accessible.

      (g) To have and retain a paramount title to the Premises free and clear of any act of Tenant purporting to burden or encumber them.

      (h) To grant to anyone the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted herein.

      (i) To approve the weight, size and location of safes and other heavy equipment and articles in and about the Premises and the Building, and to require all such items and furniture and similar items to be moved into and out of the Building and

Premises only at such times and in such manner as Landlord shall direct in writing. Movements of Tenant's property into or out of the Building and within the Building are entirely at the risk and responsibility of Tenant and shall be conducted pursuant to Building rules and regulations.

      (j) To prohibit the placing of vending or dispensing machines of any kind except for the exclusive use of Tenant's employees in or about the Premises without the prior written permission of Landlord.

      (k) To have access for tenants of the Building to any mail chutes located on the Premises according to rules of the United States Postal Service.

      (l) To take all such reasonable measures as Landlord may deem advisable for the security of the Building and its occupants, including without limitation, the search of all persons entering or leaving the Building, the evacuation of the Building for cause, suspected cause, or for drill purposes, the temporary denial of access to the Building, and the restriction of access to the Building at times other than normal business hours.

Reservation of the rights set forth in this Article shall impose no obligation or duty upon Landlord to exercise said rights.

                           ARTICLE 15: QUIET ENJOYMENT

      Landlord covenants that upon Tenant's paying the rentals and keeping and performing all of the terms, covenants and conditions of this Lease, Landlord will do nothing that will prevent Tenant from peaceably and quietly enjoying, holding and occupying the Premises during the Lease Term. This covenant shall not extend to any disturbance, act or condition brought about by any other tenant in the Building and shall be subject to the rights of Landlord set forth in this Lease. Tenant agrees this Lease Agreement shall be subordinate to any Easements, Covenants and Restrictions or any amendments thereto hereafter imposed upon the property upon which the Building is located. This subordination agreement shall be self-operative, however, Tenant agrees to execute and deliver such further instruments necessary to subordinate this Lease to the lien of Easements, Covenants and Restrictions or amendments hereafter imposed by Landlord.

                     ARTICLE 16: MAINTENANCE AND SANITATION

16.1 Subject to Articles 21 and 22 and Tenant's obligations under Sections 16.2 and 16.3, Landlord covenants to maintain the Building in good and tenantable condition and repair and to make such future improvements to the exterior and interior required by government regulations. Tenant hereby waives all rights to make repairs at the expense of Landlord. Landlord's maintenance and repair costs under this Section 16.1 will be deemed a Direct Cost. The foregoing notwithstanding, Landlord shall not be liable to Tenant for failure to make repairs as required herein unless Tenant has previously notified Landlord, in writing, of the need for such repairs and Landlord has failed to commence said repairs within fifteen (15) days following receipt of Tenant's written notification. Landlord shall have no obligation to alter, remodel, improve, renovate, decorate or paint the Premises except as set forth in Exhibit "B".

16.2 If Landlord would be required to perform any maintenance or make any repairs under Section 16.1 because of: (a) modifications to the roof, walls, foundation and floor of the Building from that set forth in Landlord's plans and specifications which are required by Tenant's design for improvements, alterations and additions; (b) installation of Tenant's improvements, fixtures or equipment; (c) Tenant's or Tenant's employees' or customers' negligence or wrongful act; or, (d) Tenant's failure to perform any agreements contained in this Lease, Landlord may perform the maintenance or repairs and Tenant shall pay Landlord the cost thereof plus a reasonable amount for Landlord's overhead upon receipt of a statement from Landlord. Landlord's costs under this Section shall not be a Direct Cost for purposes of Article 4.

16.3  Tenant covenants and agrees as it pertains to Tenant's premises to:

      (a) pay Landlord, Landlord's cost of maintenance and repair, including additional janitorial costs, of any Non-Building Standard Improvements and Non-Building Standard materials and finishes, as defined in Exhibit "B", and special leasehold improvements in excess of or in addition to Building Standard, as defined in Exhibit "B".

      (b) pay Landlord, Landlord's cost of repair or replacement of all ceiling and wall finishes (including painting) and floor or window coverings which require repair or replacement during the Lease Term.

Landlord's costs under this Section will not be deemed a Direct Cost.

                  ARTICLE 17: UTILITIES AND JANITORIAL SERVICES

17.1 Landlord agrees to furnish to the Premises during normal business hours Monday through Friday, eleven (11) hour day basis and Saturday 8:00 a.m. to 12:00 p.m., and subject to the rules and regulations of the Building, electricity suitable for the intended use of the Premises, heat and air conditioning required in Landlord's judgment for normal use and occupation of the Premises and janitorial services as outlined on Schedule "D" attached for the Premises and Common Areas. Landlord further agrees to furnish hot and cold water to those areas provided for general use of all tenants in the Building.

17.2 As used in this Article 17, "Excess Consumption" means the consumption of electrical current (including current in excess of 120 volts), water, heat or cooling in excess of that which would be provided to the Premises were the Premises to be (i) built out with Building Standard Improvements only; (ii) used as general office space during normal business hours (five (5) day week, eleven
(11) hour day); and (iii) equipped only with typewriters, desk calculators, personal computers dictation equipment and copying machines with power requirements of 30 amperes or less. Tenant will not, without the written consent of Landlord, use any apparatus or device in the Premises, including but without limitation thereto, duplicating machines, electronic data processing machines and machines using electrical current in excess of 110 volts, which will in any way result in Excess Consumption nor connect, except through existing electrical outlets, water pipes, ducts or airpipes (if any there be) in the Premises, any apparatus, or device, for the purposes of using electric current, water, heating, cooling or air. If Tenant shall require water, heating, cooling, air or electric current which will result in Excess Consumption, Tenant shall first procure the consent of Landlord to the use thereof, and Landlord may cause separate meters to be installed to measure Excess Consumption or establish another basis for determining the amount of Excess Consumption. Tenant covenants and agrees to pay for the cost of the Excess Consumption based on Landlord's cost, plus any additional expense incurred in installing meters or keeping account of the Excess Consumption, at the same time as payment of the Minimum Monthly Rent is made. Tenant further agrees to pay Landlord the cost, if any, to upgrade existing mechanical, electrical, plumbing and air facilities, if required to provide Excess Consumption, or if required, to increase the janitorial service, upon receipt of a statement therefor. Excess

Consumption costs will not be a Direct Cost for purposes of Article 4.

17.3 Landlord, except to the extent of its gross negligence or intentional act, shall not be liable in damages or otherwise in the event of any failure or interruption of any utility or service supplied to the Premises or Building by a regulated utility or municipality and no such failure shall entitle Tenant to terminate this Lease.

                        ARTICLE 18: ENTRY AND INSPECTION

18.1 Landlord and Landlord's agents shall have the right to enter into and upon the Premises at all reasonable times for the purpose of inspecting the same; performing Landlord's maintenance and repair obligations under this Lease; maintaining or making repairs, alterations, or additions to any other portion of the Building, including the erection and maintenance of such scaffolding, canopy, fences and props as may be required; posting notices of non-liability for alterations, additions or repairs, or of the availability of the Premises for lease or sale; or exhibiting the Premises to potential tenants and purchasers. Tenant shall permit Landlord, at any time within one hundred fifty
(150) days prior to the expiration of the Lease Term, to place upon the Premises any usual or ordinary "For Lease" signs.

18.2 If Tenant shall not be personally present to open and permit an entry into said Premises, at any time, when for any emergency reason an entry therein shall be necessary or permissible, Landlord or Landlord's agents may use a master key to enter, without rendering Landlord or such agents liable therefor, and without in any manner affecting the obligations and covenants of this Lease. Landlord shall be permitted to take any action under this Article without any abatement of rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned, nor shall such action by Landlord be deemed an actual or constructive eviction.

                ARTICLE 19: ACCEPTANCE OF THE PREMISES, LIABILITY
                    INSURANCE AND INDEMNIFICATION OF LANDLORD

19.1 All merchandise, furniture, floor and wall covering and all personal property and fixtures belonging to Tenant and all persons claiming by or through Tenant which may be on the Premises shall be at Tenant's sole risk. Tenant hereby waives all claims against Landlord for loss, injury or damage to all persons and property on the Premises or the Common Areas from theft, fire, water, gas or otherwise, including sprinkler leakage or bursting pipes except for gross negligence of Landlord. Tenant accepts the Premises "as is" and Landlord makes no warranty as to the condition of the Premises.

19.2 Tenant hereby agrees to indemnify, defend and hold Landlord and any Mortgagee of Landlord harmless against all Claims arising from: Tenant's possession, use, maintenance and repair of the Premises; any act or omission of Tenant or Tenant's invitees, contractors, subtenants, agents and employees including acts occurring on the Common Areas, irrespective of the insurance carried by Landlord under Section 19.5; any default of Tenant under this Lease; or other acts or omissions which result in personal injury, loss of life or property damage sustained in and about the Premises.

19.3 Upon taking possession of the Premises and thereafter during the Lease Term, the Tenant shall, at Tenant's sole cost and expense, maintain comprehensive liability insurance, including, without limitation, premises/operations liability, products-completed operations, contractual liability and automobile (including non-owned and hired automobile) coverage, against Claims for personal injury, death, or property damage occurring in, upon, or about the Premises. The limits of liability of such insurance shall not be less than One Million Dollars ($1,000,000) single limit and Three Million Dollars ($3,000,000) single limit aggregate, or in such higher amounts as Landlord may require. All such policies of insurance shall name Landlord; Landlord's Mortgagee; Landlord's partners, officers, agents, employees and representatives; and such other parties as Landlord may require as additional insureds but only with respect to legal liability or Claims caused by, arising out of, or resulting directly or indirectly from the occupancy of the Premises and operations of the named insureds. Tenant's liability insurance shall be primary with respect to any liability or Claim arising out of occupancy of the Premises by Tenant or Tenant's business, and any insurance carried by Landlord under Section 19.5 shall be noncontributory.

19.4 Tenant's insurance shall be maintained with an insurance company qualified to do business in the state in which the Premises are located and having a current A.M. Best manual rating of at least A-XII or better. Tenant's insurance policies will contain endorsements stating that the insurance will not be canceled nor will the carrier fail to renew or materially change the policy without first giving Landlord thirty (30) days written notice. Before entry into the Premises and before expiration of any policy, Tenant shall provide Landlord with evidence that Tenant maintains workman's compensation insurance and that the other requirements of this article have been met and that the applicable premiums or renewal premiums have been paid.

19.5 During the entire Lease Term, Landlord agrees to maintain public liability insurance against Claims for personal injury, death, or property damage occurring on the Common Areas. The limits of liability of such insurance shall be in such amounts as Landlord shall determine, but not less than Two Million Dollars ($2,000,000.00). The cost of the public liability and property damage insurance on the Common Areas shall be a Direct Cost under Article 4.

19.6 Landlord shall not be responsible or liable to Tenant for any Claims for loss or damage caused by the acts or omissions of any persons occupying any space adjacent to or adjoining the Premises.

19.7 As used in this Article, "Claims" means any claims (including claims based upon imputed negligence), suits, proceedings, actions, causes of action, responsibility, liability, demands, judgments and executions.

                         ARTICLE 20: CASUALTY INSURANCE

20.1 Tenant shall maintain fire and extended coverage insurance (full replacement value, $1,000.00 maximum deductible) with a business interruption endorsement, on merchandise, personal property, equipment and trade fixtures owned or used by Tenant and other property which Tenant may remove on the Expiration Date. Tenant shall not maintain insurance on any structural portion of the Premises, roof, demising or interior walls or floors. In event of violation of this obligation, Tenant agrees all proceeds of Tenant's insurance policies, except proceeds related to Tenant's personal property or improvements supplied by Tenant, will be held in trust for the benefit of Landlord.

20.2 Landlord shall maintain fire and full extended coverage insurance ("all risk" at the full replacement value) including vandalism and malicious mischief, sprinkler leakage damage and flood and boiler explosion endorsements throughout the Lease Term on the Building (excluding Tenant's trade fixtures and personal property) and may name the holder of a first mortgage or deed of trust and any ground lessor as additional insured. Landlord may elect to self-insure any component comprising the Common Areas. At Landlord's option, the policy of insurance may include a business interruption insurance endorsement for loss of rents. The cost of the insurance obtained under this Section shall be a Direct Cost under
Article 4 of this Lease. If, however, during the Lease Term premiums for fire and extended coverage insurance are or may be calculated by rating the premises of individual tenants within the Building and it is determined that the rate for the Premises, due to Tenant's special fixtures, Non-Building Standard Improvements, business or otherwise, is in excess of the rate attributable to the premises having the lowest rate, Tenant agrees to pay Landlord the difference between the premium attributable to the Premises and that premium which would be attributable to the Premises were the Premises rated at the lowest rate. If the Building is rated as a whole and it is determined that the premium, due to Tenant's special fixtures, Non-Building Standard Improvements or business, is in excess of the premium which would have been charged, but for Tenant's fixtures, improvements or business, Tenant agrees to pay Landlord such excess. Tenant shall have no rights in said policy procured by Landlord under this Section and shall not be entitled to be named as insured thereunder.

20.3 Tenant hereby waives any right of recovery from Landlord, and Landlord's agents, officers and employees, and Landlord hereby waives any right of recovery from Tenant and Tenant's agents, officers or employees, for any loss or damage (including consequential loss) resulting from any of the perils insured against by either's fire and extended coverage insurance policy. Neither Landlord nor Tenant shall be liable to the other or to any insurance company insuring the other party (by way of subrogation or otherwise) for any loss or damage to any building, structure or other tangible property; or any resulting loss of income, or losses under worker's compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees, if any such loss or damage is covered by insurance benefiting the party suffering such loss or damage or was required to be covered by insurance pursuant to this Lease.

                 ARTICLE 21: DAMAGE AND DESTRUCTION OF PREMISES

21.1 In the event of (a) fire or other casualty damage to the Premises or the Building during the Lease Term which requires repairs to either the Premises or the Building, or (b) the Premises or Building being declared unsafe or unfit for occupancy by any authorized public authority for any reason other than Tenant's act, use or occupation, which declaration requires repairs to either the Premises or the Building, Landlord shall commence to make said repairs within forty-five

(45) days of written notice by Tenant of the necessity therefor. The Minimum Monthly Rent shall be proportionately reduced while such repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business carried on by Tenant in the Premises.

21.2 Landlord's obligation to repair the Premises shall, however, be subject to the following. If:

      (a) during the last year of the Lease Term the Premises or the Building is damaged as a result of fire or any other insured casualty: or,

      (b) the Premises is damaged to the extent of twenty-five percent (25%) or more of replacement value; or,

      (c) the Premises or the Building are damaged or destroyed as a result of a casualty not insured against; or,

      (d) the Building shall be damaged or destroyed by fire or other cause to the extent of twenty percent or more of the Building's replacement value,

Landlord shall have the right, to be exercised by notice in writing to Tenant given within ninety (90) days from said occurrence, to cancel and terminate this Lease. Upon notice to Tenant, the Lease Term shall expire by lapse of time upon the third day after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord. If Landlord elects to terminate this Lease under this Section, all rents shall be prorated as of the date of damage or destruction and Landlord shall be released from liability or obligation to Tenant. If Landlord, however, elects to make said repairs, and provided Landlord uses due diligence in making said repairs, this Lease shall continue in full force and effect and the Minimum Monthly Rent shall be proportionately reduced as provided in Section 21.1.

21.3 With respect to any destruction (including any destruction necessary in order to make repairs) which Landlord is obligated to repair or may elect to repair under the terms of this Article, Tenant waives any statutory or other right Tenant may have to terminate this Lease as a result of such destruction and no such destruction shall annul or void this Lease.

21.4 The provisions of this Article shall supersede the obligations of Landlord to make repairs under Section 16.1 of the Lease. Landlord shall not be obligated to make repairs to the extent that the cost thereof exceeds the insurance proceeds or to the extent such repairs would exceed Building Standard as defined in Exhibit "B".

21.5 Unless the Lease is terminated under this Article, upon substantial completion of Landlord's restoration obligations, the Minimum Monthly Rent shall be restored to the amounts which would have been in effect but for the damage or destruction.

                           ARTICLE 22: EMINENT DOMAIN

22.1 As used in this Article, "Taking" means a taking of or damage to the Premises or Building or any part thereof by exercise of the power of eminent domain, condemnation or sale under the threat of or in lieu of eminent domain or condemnation.

22.2 If the whole of the Building or the whole of the Premises shall be acquired by a Taking, or if the whole of the Automobile Parking Area is acquired by a Taking then this Lease shall terminate as of the date of taking of possession by the Taking authority.

22.3 If more than ten percent (10%) of the value of the Building is acquired by a Taking, whether or not any portion of the Premises is so taken, Landlord shall have the right to terminate this Lease as of the date of such Taking by giving Tenant ninety (90) days written notice of Landlord's intent to terminate this Lease.

22.4 If more than twenty-five percent (25%) of the Premises is acquired in a Taking, either Landlord or Tenant may terminate this Lease upon notice to the other within ninety (90) days prior to taking of possession. If less than twenty-five percent (25%) of the Premises is acquired in a Taking and the award received is sufficient to restore the Premises, subject to Section 22.3, Landlord shall promptly restore the Premises to a condition comparable to its condition at the time of such condemnation less the portion acquired in the Taking, this Lease shall continue in full force and effect with respect to that part not acquired, and the Minimum Monthly Rent shall be reduced in the proportion that the rental value of the Premises after the taking bears to the rental value before the Taking.

22.5 Notwithstanding Section 22.2, if any part of the Automobile Parking Area shall be acquired by a Taking, Landlord shall have the right to provide substitute parking facilities acceptable to Tenant and this Lease shall continue in full force and effect unless a governmental entity forces the closing of the Building or unless the substitute parking is unacceptable to Tenant. If a closing is required, this Lease shall terminate on the date of closing.

22.6 In the event of a Taking as herein before provided, whether whole or partial, the Tenant shall not be entitled to any part of the award, as damages or otherwise for diminution in value of the leasehold, reversion or fee, and Landlord is to receive the full amount of such award. Tenant hereby expressly waives any right or claim to any part thereof. Tenant shall have no claim against Landlord for the value of the unexpired Lease Term if the Lease is terminated under this Article. Although all damages in the event of any condemnation are to belong to the Landlord, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any damage to Tenant's business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant's merchandise, furniture, trade fixtures and equipment.

22.7 If this Lease is terminated partially or in total under this Article, all rents shall be prorated as of the date of Taking including refunds for amounts paid in advance by Tenant.

                      ARTICLE 23: ASSIGNMENT AND SUBLETTING

23.1 Tenant shall not transfer or assign this Lease, except as provided below, or any interest therein, and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, including spaces in the Automobile Parking Area, without Landlord's consent which consent will not be unreasonably withheld. Tenant shall have the right to assign and/or sublease all or any portion of the premises without the Landlord's consent for affiliates, subsidiaries or any entity owned and controlled by the parent corporation. Consent by Landlord to one assignment, subletting, occupation or use by another person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person. It shall not be unreasonable for Landlord to withhold consent if the proposed assignment is for a bank and trust company or medical or dental use. Neither this Lease nor any interest therein shall be assignable, as to the interest of Tenant, by operation of law, without prior written consent of Landlord. Any attempted transfer, assignment or subletting without the prior written consent of Landlord shall be void and shall constitute a default under this Lease. Tenant shall retain all profits from such subleases, provided Tenant remains liable for lease payments required under the Lease Agreement.

If Tenant is a corporation, an unincorporated association or a partnership, unless listed on a national stock exchange, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of fifty percent (50%) shall be deemed an assignment of this Lease.

23.2 If Tenant, with Landlord's prior written approval, assigns this Lease or sublets the Premises, and the assignee or sublessee maintains the liability insurance coverage required by Section 19.3, Tenant shall be relieved of such obligation but no other obligation under this Lease. Tenant agrees to reimburse Landlord's reasonable out of pocket legal fees incurred in connection with the processing of any documents necessary to give consent. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting or pursuing any remedies against said assignee or successor.

23.3 The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenancies.

                    ARTICLE 24: SALE OF PREMISES BY LANDLORD

      In the event of any sale of the Building or the property upon which the Building is located or assignment of this Lease by Landlord and subject to Purchaser's of assignees assuming all of Landlord's obligations under the Lease, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of Landlord's covenants and obligations contained in or derived from this Lease or arising out of any act, occurrence or omission occurring after such sale or assignment; and the assignee or purchaser, at such sale or any subsequent sale of the Premises or assignment of this Lease, shall be deemed, without any further agreement between the parties and only such assignee or purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of Landlord under this Lease.

          ARTICLE 25: SUBORDINATION/ATTORNMENT/MODIFICATION/ASSIGNMENT

      Tenant's interest under this Lease shall be subordinate to all terms of the lien of any ground lease, first deed of trust, first mortgage or security agreement (hereinafter collectively referred to as "Mortgage") now or hereafter placed on the Landlord's interest in the Premises, the Building or on the land upon which the Building is located and any amendments thereto. Landlord shall deliver to Tenant nondisburbance agreements in the form attached hereto as Exhibit "D(degree). Tenant agrees to reasonable amendments to this Lease as may be requested by a lender who proposes to fund permanent financing provided the amendment does not increase Tenant's monetary obligations under this Lease. Tenant further consents to an assignment of Landlord's interest in this Lease to Landlord's lender as required under such financing. If the Premises or the Building is sold pursuant to default on the Mortgage, or pursuant to a transfer in lieu of foreclosure, Tenant shall, at the Mortgage holder's or purchaser's election, not disaffirm this Lease but shall attorn to the Mortgage holder or purchaser, and if so requested, enter into a new lease for the remainder of the Lease Term. This Article shall be self-operative, however, Tenant agrees to execute and deliver, within ten (10) days after request by Landlord, such further instruments necessary to subordinate this Lease to a lien of any Mortgage, to acknowledge the consent to assignment and to affirm the attornment provisions set forth herein.

                            ARTICLE 26: RIGHT TO CURE

      In the event of breach, default, or noncompliance hereunder by Landlord, Tenant shall, before exercising any right or remedy available to it, give Landlord written notice of the claimed breach, default, or noncompliance. If prior to its giving such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of a lender which has furnished financing secured by a Mortgage, as defined in
Article 25, on the Premises or the Building, concurrently with giving the aforesaid notice to Landlord, Tenant shall also give notice by certified mail to such lender. For the thirty (30) days following such notice (or such longer period of time as may be reasonably required to cure a matter which, due to its nature, cannot reasonably be remedied within thirty (30) days), Landlord shall have the right to cure the breach, default, or noncompliance involved. If Landlord has failed to cure a default within said period, any such lender shall have an additional thirty (30) days within which to cure the same or, if such default cannot be cured within that period, such additional time as may be necessary if within such thirty (30) day Period said lender has commenced and is diligently pursuing the actions or remedies necessary to cure the breach, default, or noncompliance involved (including, but not limited to, commencement and prosecution of proceedings to foreclose or otherwise exercise its rights under its mortgage or other security instrument, if necessary to effect such cure), in which event this Lease shall not be terminated by Tenant so long as such actions or remedies are being diligently pursued by said lender.

                        ARTICLE 27: ESTOPPEL CERTIFICATES

      Tenant and Landlord each agrees at any time and from time to time upon request by the other party, to execute, acknowledge and deliver to the requesting party a statement within five (5) calendar days of demand in writing certifying in a form reasonably similar to Exhibit "E" attached hereto (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications), (b) the dates to which the Minimum Monthly Rent and other charges have been paid in advance, if any, (c) Tenant's acceptance and possession of the Premises, (d) the commencement of the Lease Term; (e) the rent provided under the Lease, and (f) that the requesting party is not in default under this Lease (or if the responding party claims such default, the nature thereof), (g) that the responding party Tenant claims no offsets against the rent, and (h) such other information as shall be reasonably necessary to establish the status of the tenancy created by this Lease. It is intended that any such statement delivered pursuant to this Article may be relied upon by any prospective purchaser, Mortgage holder or assignee of any mortgage holder of the Premises or the Building.

                 ARTICLE 28: DEFAULT AND CONDITIONAL LIMITATIONS

28.1  The following shall constitute a default under this Lease:

      (a) if Tenant fails to pay any installment of the Minimum Monthly Rent or additional rent herein provided or any other sum required by this Lease to be paid to Landlord, or any part thereof, within five (5) business days following Landlord's written notice that the rent or sum is due and unpaid; or

      (b) if Tenant fails to perform any other covenants or conditions on its part agreed to be performed and such failure to perform other covenants shall continue for thirty (30) days after notice of such failure from Landlord to Tenant; or except in the event of a default that requires more than thirty (30) days to cure as long as Tenant has initiated corrective action and is diligently pursuing cure.

      (c) if a petition or proceeding under the federal Bankruptcy Act or any amendment thereto is filed or commenced by or against Tenant or any guarantor of this Lease, and if against Tenant, said proceedings shall not be dismissed within sixty (60) days following commencement thereof; or

      (d) if Tenant or any guarantor of this Lease is adjudged insolvent, makes an assignment for the benefit of its creditors or enters into an arrangement with its creditors; or

      (e) if a writ of attachment or execution is levied on the leasehold estate hereby created and is not released or satisfied within sixty (60) days thereafter; or

      (f) if a receiver is appointed in any proceeding or action to which Tenant is a party with authority to take possession or control of the Premises or the business conducted thereon by Tenant or the property of any guarantor of this Lease and such receiver is not discharged within a period of thirty (30) days after his appointment; or

      (g) Tenant abandons or vacates the Premises. Abandonment shall be presumed if the Premises is not occupied by at least two (2) employees of Tenant four (4) days a week, six (6) hours a day.

28.2 Upon a default of Tenant as defined in Section 28.1 Landlord, or Landlord's agents and employees shall have the right and option to:

      (a) prosecute and maintain an action or actions, as often as Landlord deems advisable, for collection of rent, other charges and damages as the same accrue, without entering into possession and without terminating this Lease. No judgment obtained shall constitute a merger or otherwise bar prosecution of subsequent actions for rent and other charges and damages as they accrue. Tenant agrees to pay Landlord all costs of collection of past due rent, including court costs and attorney's fees.

      (b) immediately or at any time thereafter reenter and take possession of the Premises and remove Tenant, Tenant's agents, any subtenants, licensees, concessionaires, or invitees and any or all of their property from the Premises. Reentry and removal may be effected by summary proceedings or any other action or proceedings at law, by force or otherwise. Landlord shall not be liable in any way in connection with any action taken under this paragraph. No action taken, commenced or prosecuted by Landlord, no execution on any judgment and no act or forbearance on the part of Landlord in taking or accepting possession of the Premises shall be construed as an election to terminate this Lease unless Landlord expressly exercises this option under Section 28.2(c).

Upon taking possession of the Premises Landlord may from time to time, without termination of this Lease relet the Premises or any part thereof as agent for Tenant for such rental terms and conditions reasonably consistent with like space in the market (which may be for a term extending beyond the Lease Term), with the right to make alterations and repairs to said Premises required for reletting. The rents received by Landlord from such reletting shall be applied first to the payment of any costs of reletting and second to the payment of rent due and unpaid hereunder. The residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If the rents received from such reletting during any month are insufficient to reimburse Landlord for any costs of reletting or rent due and payable, Tenant shall pay any deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Notwithstanding any such reletting without termination, Landlord may at any time thereafter, elect to terminate this Lease for such previous breach.

      (c) elect to terminate this Lease by written notice to Tenant. In the event of such termination, Tenant agrees to immediately surrender possession of the Premises. Upon such termination, Tenant agrees to immediately surrender possession of the Premises. If Tenant fails or refuses to surrender the Premises, Landlord may take possession in accordance with Paragraph (b) above. If Landlord terminates this Lease, Tenant shall have no further interest in this Lease or in the Premises, however, Tenant shall remain liable to Landlord for all damages Landlord may sustain by reason of Tenant's default, including without limitation (1) the cost of reletting the Premises, and (2) either (i) an amount equal to the rent which, but for termination of this Lease, would have been payable by Tenant during the remainder of the Lease Term, less any proceeds from reletting the Premises; or (ii) an amount equal to the present worth (immediately prior to termination) of the rent which, but for termination of this Lease, would have been payable during the remainder of the Lease Term, less the then reasonable rental value of the Premises, which amount shall be payable to Landlord upon demand. Rent which would have been payable for the remainder of the Lease Term, shall be calculated on the basis of the Minimum Monthly Rent and additional rent payable by Tenant at the time of default plus any future increases which are determinable at the time of calculation.

      (d) obtain the appointment of a receiver in any court of competent jurisdiction, and the receiver may take possession of any personal property belonging to the Tenant and used in the conduct of the business of the Tenant being carried on in the Premises. Tenant agrees that the entry upon the Premises or possession of said personal property by said receiver shall not constitute an eviction of the Tenant from the Premises or any portion thereof, and the Tenant hereby agrees to hold the Landlord safe and harmless from any claim of any character by any person arising out of or in any way connected with the entry by said receiver in taking possession of the Premises and/or said personal property.

28.3 As used in this Article "costs of reletting" means any reasonable costs necessary to collect past due rent, take possession of the Premises and lease the Premises to another tenant, including, but not limited to:

      (a) legal costs and expenses of collecting past due rent and recovery of the Premises including court costs and attorney's fees,

      (b)   brokerage costs for leasing,

      (c)   costs and expenses of alterations, repairs and improvements,

      (d) indebtedness other than minimum rent due from Tenant to Landlord under this Lease,

      (e)   costs of protecting the Premises, and

      (f)   removal and storage of Tenant's property.

28.4 No act or conduct of the Landlord, whether consisting of reentry, taking possession or reletting the Premises or obtaining appointment of a receiver or accepting the keys to the Premises, or otherwise, prior to the expiration of the Lease Term shall be deemed to be or constitute an acceptance of the surrender of the Premises by the Landlord or an election to terminate this Lease unless Landlord exercises its election under Section 28.2(c) of this Lease. Such acceptance or election by Landlord shall only be effected, and must be evidenced, by written acknowledgment of acceptance of surrender or notice of election to terminate signed by Landlord.

28.5 Subject to Tenant's rights to cure outlined in Article 28.1, Tenant agrees that in the event it is due to render performance in accordance with any term or condition of this Lease and it fails to render such performance within ten (10) days after written notification thereof is given in accordance-with the notice provision hereof or immediately if required for protection of the Premises, Landlord shall have the right, but not the obligation, to render such performance and to charge all costs and expenses incurred in connection therewith to Tenant. All amounts so charged shall be considered additional rent and shall be due and payable immediately to Landlord upon presentment of a statement to Tenant indicating the amount and nature of such cost or expense.

28.6 No remedy herein conferred upon Landlord shall be considered exclusive of any other remedy, but the same shall be cumulative and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute. No delay or omission of Landlord to exercise any right or power arising from any default shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein.

28.7 Any requirement that Landlord provide a consent or approval under this Lease shall be subject to the condition that at the time the approval or consent is requested that Tenant shall not be in default under this Lease, and no circumstances shall exist, which with the giving of notice and the passage of any grace period would constitute a default by Tenant under this Lease.

                          ARTICLE 29: TENANTS RECOURSE

      Anything in this Lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and property of Landlord in the land and buildings comprising the Building, subject to prior rights of any mortgagee of the Building or any part thereof, for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord under this Lease, and no other procedures for the satisfaction of Tenant's remedies. Neither Landlord, nor any partner thereof or therein nor any of their respective heirs, successors or assigns, shall have any personal liability of any kind or nature, directly or indirectly under or in connection with this Lease.

                            ARTICLE 30: FORCE MAJEURE

      Except as otherwise provided in Exhibit "B", if either party hereto shall be delayed or prevented from the performance of any act required hereunder by reason of acts of God, strikes, lockouts, labor troubles, civil disorder, in-ability to procure materials, restrictive governmental laws or regulations or other cause without fault and beyond the control of the party obligated, performance of such act shall be excused for the period of delay and then for a period of time reasonably necessary to perform the act; provided, however, nothing in this Article shall excuse Tenant from the prompt payment of any rental or other charge required of Tenant hereunder.

                        ARTICLE 31: SURRENDER OF PREMISES

      At the Expiration Date, Tenant shall surrender the Premises in good order and condition, reasonable wear and tear and casualty damage excepted, and shall deliver all keys to Landlord. Before surrendering the Premises, Tenant shall remove all of its personal property and trade fixtures and such alterations or additions to the Premises made by Tenant as may be specified for removal by Landlord, and shall repair any damage caused by such property or the removal thereof. If Tenant fails to remove its personal property and fixtures upon the Expiration Date, the same shall, at Landlord's election, be deemed abandoned and shall become the property of Landlord. Tenant shall further surrender to Landlord any Automobile Parking Area cards issued under Article 5.

                            ARTICLE 32: HOLDING OVER

      If Tenant shall hold over after the Expiration Date, or any extension thereof, Tenant shall become a tenant on a month-to-month basis at a minimum rental equal to the monthly rental paid during the last year of the Lease Term, plus any increases per Article 4, for the first ninety (90) days of the hold over and thereafter at a minimum rental of one and one-half times the latest amount determined under Article 3 plus any increases under Article 4, which rental shall be payable in advance on the first day of such holdover period and on the first day of each month thereafter, upon all the terms, covenants and conditions herein specified.

                         ARTICLE 33: GENERAL PROVISIONS

33.1 This Lease shall be construed in accordance with the laws of the State of Arizona. Venue for resolution of any dispute arising under this Lease shall be Maricopa County, Arizona.

33.2 If Tenant is composed of more than one person or entity, then the obligations of such entities or parties shall be joint and several.

33.3 If any term, covenant, condition or provision of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

33.4 The various headings and numbers herein and the grouping of the provisions of this Lease into separate articles and paragraphs are for the purpose of convenience only and shall not be considered a part hereof.

33.5  Time is of the essence of this Lease.

33.6 In the event either party initiates legal proceedings to enforce any right or obligation under this Lease or to obtain relief for the breach of any covenant hereof, the party ultimately prevailing in such proceedings shall be entitled to recover from the defaulting party the costs of such proceedings, including reasonable attorneys' fees as determined by the court and not by a jury. If either party is involuntarily made a party defendant to any litigation concerning this Lease or the Premises by reason of any act or omission of the other party, that party shall indemnify and hold the defendant party harmless from all liability by reason thereof, including Landlord's reasonable costs and attorneys' fees.

33.7 This Lease, and any Exhibit or Addendum attached hereto, set forth all the covenants, promises, agreements, conditions or undertakings, either oral or written, between the Landlord and Tenant. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by both parties. If a provision of the Addendum and this Lease are in conflict, the provision of the Addendum shall govern.

33.8 Subject to Article 23, the covenants herein contained shall apply to and bind the heirs, successors, executors, administrators and assigns of all the parties hereto.

33.9 No covenant, term or condition of this Lease shall be waived except by written waiver of Landlord, and the forbearance or indulgence by Landlord in any regard whatsoever shall not constitute a waiver of the covenant, term or condition to be performed by Tenant to which the same shall apply, and until complete performance by Tenant of such covenant, term or condition, Landlord shall be entitled to invoke any remedy available under this Lease or by law despite such forbearance or indulgence. The waiver by Landlord of any breach or term, covenant or condition hereof shall apply to and be limited to the specific instance involved and shall not be deemed to apply to any other instance or to any subsequent breach of the same or any other term, covenant or condition hereof. Acceptance of rent by Landlord during a period in which Tenant is in default in any respect other then payment of rent shall not be deemed a waiver of the other default. Any payment made in arrears shall be credited to the oldest amount outstanding and no contrary application will waive this right.

33.10 The use of a singular term in this Lease shall include the plural and the use of the masculine, feminine or neuter genders shall include all others.

                               ARTICLE 34: NOTICES

      Wherever in this Lease it is required or permitted that notice or demand be given or served by either party to or on the other, such notice or demand shall be given or served and shall not be deemed to have been duly given or served unless in writing and delivered personally or forwarded by certified mail, return receipt requested, if to Landlord, at the address set forth on page one of this Lease; and if to Tenant, (a) until the Commencement Date, at the address on page one; and (b) following the Commencement Date, at the Premises.

Either party may change such address by written notice by certified mail to the other. Service of any notice or demand shall be deemed completed forty-eight
(48) hours after deposit thereof in the United States Postal Service or, if delivered in person, upon receipt thereof.

                        ARTICLE 35: BROKER'S COMMISSIONS

      Lee & Associates has an exclusive Listing Agreement with Landlord for the leasing of the property. Tenant and Landlord each represent and warrant there are no other claims for brokerage commissions or fees in connection with this Lease. Tenant and Landlord each agree to indemnify the other against and hold it harmless from all liabilities arising from such claims; including any attorney's fees connected therewith.

      IN WITNESS WHEREOF, the parties have duly executed this Lease as of the day and year first above written.

TENANT:  VistaCare, Inc.

         By: /s/ L. S. Wylie
             -------------------------------

         Its: CFO

LANDLORD McCormick Place, L.L.C.

         By: /s/ Robert G. Mayfield
             -------------------------------

         Its: Member

                                    LANDLORD

STATE OF ARIZONA)

                  :ss

County of Maricopa)

The foregoing instrument was acknowledged before me this 12 day of April, 1999, by Robert G. Mayfield, Member of McCormick Place, L.L.C. on behalf of the company.

/s/ Nancy G. Hug
------------------------------------

Notary Public

My Commission Expires: June 9, 2002

                                     TENANT

STATE OF ARIZONA)

                  :ss

County of Maricopa)

The foregoing instrument was acknowledged before me this 9th day of April, 1999, by Lloyd S. Wylie.

/s/ Ann Marie Taylor
------------------------------------

Notary Public

My Commission Expires: 9/2/02

                                   EXHIBIT "A"

                                   FLOOR PLAN

                                    (Diagram)

                             EXHIBIT A-1 GARAGE PLAN

                         To be inserted at a later date

                                   EXHIBIT "B"

                          BUILDING STANDARD WORKLETTER

                      BUILDING STANDARD SHELL AND ALLOWANCE

This Exhibit "B" sets forth the respective obligations of, and the procedures to be followed by, Landlord and Tenant in the design and construction of those improvements which will prepare the Premises for Tenant's use and occupancy ("Leasehold Improvements"), including the payment of design and construction costs.

                                 I. DEFINITIONS

      1.0   As used in the Lease and this Exhibit "B":

            1.0.1 The term "Building Standard Improvements" refers to those improvements set forth in Section 3.4 of this Exhibit.

            1.0.2 The term "Building Standard" refers to those brands, designs, finishes or techniques selected by Landlord for construction of the Building Standard Improvements.

            1.0.3 The term "non-Building Standard" means brands, designs, finishes and techniques other than those selected by Landlord.

            1.0.4 The term "non-Building Standard Improvements" means improvements to the Premises in addition to those improvements set forth in
Section 3.4 of this Exhibit.

            1.0.5 "Usable Area" means the area of the Premises computed by measuring to the exterior surface of permanent outside walls, to the midpoint of corridor and demising walls and to the Tenant side of permanent interior and Interior Common Facility walls (other than corridor walls) but excluding the square foot area of stairwells and elevator shafts, measured from the exterior of the walls.

II. GENERAL PROCEDURES FOR PREPARING PLANS AND SPECIFICATIONS

      2.0 Landlord's Space Planner will prepare a Space Plan for the Premises. Unless a Space Plan for the Premises has already been approved by Landlord and Tenant, Tenant agrees, within three business days of execution of this Lease, to meet with Landlord's Space Planner and to provide at the meeting criteria for preparation of a Space Plan. Criteria includes:

            2.0.1 Approximate location of all partitions, doors, electrical and telephone outlets and switches. Special requirements for electrical and telephone circuits.

            2.0.2 Type and color of wall and floor covering.

            2.0.3 Details of all millwork, corridor entrances, water and drain supply requirements and non-Building Standard electrical outlets.

            2.0.4 Information on non-Building Standard Improvement HVAC requirements (special heat generating equipment).

            2.0.5 Weight and location of exceptionally heavy equipment.

            2.0.6 Dimensions of all equipment to be built in.

            2.0.7 Keying schedule.

            2.0.8 Lighting arrangement.

      Tenant will provide Landlord with Tenant's final approval of the Space Plan or specific objections thereto on or before May 15, 1999. If the approved Space Plan is different from Exhibit "A" to the Lease, the approved Space Plan shall be substituted for Exhibit "A" and become part of this Lease.

      2.1 Upon approval of the Space Plan, Landlord agrees to provide construction drawings and specifications for Tenant's partition layout, reflected ceiling, telephone and electrical outlets and switches, finish schedule and other work required for Tenant's Leasehold Improvements. Mechanical and electrical drawings and specifications (for installation of air conditioning system and duct work, and heating and electrical facilities) for the work required for Tenant's Leasehold Improvements will be prepared concurrently with construction of the Premises.

      2.2 All non-Building Standard work or Improvements desired by Tenant shall in Landlord's opinion, equal or exceed the quality established by the Building Standard Improvements as listed herein.

      2.3 All plans and specifications plus Landlord's price summary of competitive bids from three (3) contractors approved by Landlord and Tenant for construction of Tenant's Leasehold

Improvements, shall be submitted to Tenant for review and for Tenant's written approval which Tenant will issue within five days of receipt of the plans, specifications and price. In addition, such plans are expressly subject to Landlord's written approval, which Landlord covenants it will not unreasonably withhold or delay. Landlord shall pre-approve Stevens Leinweber, Jokake, and Hardison Downey as Tenant Improvement contractors. Landlord will approve Wespac upon receipt of qualification materials.

      2.4 Following approval by Tenant, any changes, modifications or alterations of or to Tenant's drawings and specifications requested by Tenant shall be subject to Landlord's approval. Any additional charges, expenses or costs, including Landlord's architect's fees, incurred by Landlord in approving said changes, modifications or alterations shall be paid by Tenant. No changes, modifications or alterations of or to any approved drawings shall be made without the written consent of the Landlord after written request therefor by the Tenant.

      2.5 Landlord will cause said plans to be filed with the appropriate governmental agencies, in such form as may be required for construction and occupancy. Landlord and Tenant each agree to use their best reasonable efforts to provide information and approvals to the Space Planner so that the construction plans are submitted to the City of Scottsdale on or before June 15, 1999.

      2.6 One entrance door to the Premises will bear the Tenant's designated name and suite number. All door signs and directory entries shall be in Landlord's Building Standard format purchased by the Tenant from a graphics fabricator designated by Landlord.

III. LANDLORD'S OBLIGATIONS TO CONSTRUCT AND PAY FOR IMPROVEMENTS

      3.0 Section 3.3 contains a general description of the Building construction, and limitations of same, which will be provided by Landlord at Landlord's expense. Selection of structural systems, materials and finishes will be by Landlord. A detailed description of Landlord's construction is set forth in Landlord's plans and specifications for the Building which are available for review by Tenant and Tenant's architect or engineer.

      3.1 If the work described in Tenant's drawings and specifications requires additions or changes to Landlord's plans and specifications or additions or changes to Landlord's construction obligations under this Article III, Tenant agrees to pay Landlord any increased costs resulting from the additions or changes, including construction expenses and architectural and engineering costs.

      3.2 Landlord's construction and standard finishes are designed for normal office use. Any reference to construction by Landlord to Code requirements shall be deemed to mean Code requirements for normal office use.

      3.3 Landlord shall provide a Shell Office Building to contain the Premises as hereinafter set forth:

            3.3.1 All structural wall, floor and roof support systems to support office floor live loads including partitions, ceilings, etc., of seventy (70) pounds per square foot.

            3.3.2 All exterior glass, wall finishes and weather protection systems.

            3.3.3 Common toilet facilities, per code, common lobbies, foyers, stairs and elevators.

            3.3.4 Automobile parking facilities including paving lighting and mechanical ventilation of parking structure.

            3.3.5 Central plant heating and air conditioning with main supply to tenant suites, including air handling equipment equal to a design capacity of one (1) ton per each 330 useable square feet. The air handling equipment shall be delivered to the premises and stacked on the floor. Distribution ductwork is not included.

            3.3.6 Main electrical service to Building and distribution of electrical power from main service to predetermined distribution points on each floor.

            3.3.7 Electrical grid system to feed lighting. Installation and connection of light fixtures is not included.

            3.3.8 Main fire sprinkler piping with heads established on a predetermined pattern.

      3.4 The Building Standard Improvements set forth in Paragraphs 3.4.1 through 3.4.15 are those leasehold improvements necessary to allow tenants to take occupancy of premises for general office purposes. In lieu of Landlord's construction of leasehold improvements to the Premises with the Building Standard Improvements, Landlord and Tenant have agreed that the Premises will be constructed in accordance with the plans prepared under Article 2, against the Leasehold Improvement Allowance provided for at Section 4.0 of this Exhibit "B". Landlord's Building Standard Improvements are set forth below for the purpose of establishing the leasehold improvements which would ordinarily be supplied by Landlord. Tenant's Leasehold Improvements which are substantially equivalent to the Building Standard Improvements set forth in this Section 3.4 in terms of quantity, function and cost, will be deemed to be Building Standard Improvements for purposes of Articles 16, 17 and 20 of the Lease and Section 5.3 of this Exhibit "B".

            3.4.1 Public Corridor Partitions: Building Standard, 5/8" thick, gypsum board attached to each side of 2-1/2" metal studs on 24" centers with acoustic insulation built from floor to deck above, in the amount of one linear foot per 60 square feet of Usable Area contained within the Premises. Corridor partitions will be furnished Building Standard base molding on Tenant side only.

            3.4.2 Non-Public Partitions: Building Standard, 5/8" thick ceiling high gypsum board attached to each side of 2-1/2" metal studs on 24" centers, in the amount of one linear foot per 10 square feet of Usable Area contained within the Premises. Non-public partitions will be furnished with Building Standard base molding on both sides.

            3.4.3 Entry Door, Frame and Hardware: Building Standard, 8'-4." solid core UL 20 minute wood door and UL 20 minute aluminum door frames with self-closer, stainless steel lever handle passage set, deadlock, ball bearing hinges and door stop. Entry doors shall be located where shown on the plans described in Paragraph 2.1 hereof in the amount of one door per tenant suite.

            3.4.4 Interior Doors, Frames and Hardware: Building Standard, 8'-4" aluminum frames, solid core wood doors and hardware, in the amount of one door per 300 square feet of Usable Area contained within the Premises. Hardware shall include lever handle passage sets, hinges and door stops for openings on all interior doors.

            3.4.5 Painting: All wall surfaces, covered with one eggshell enamel latex finish coat in colors selected by

Tenant from Building Standard paint selection, limited to one color in each room, area or non-public corridor.

            3.4.6 Ceiling: Building Standard, 2' x 2' acoustical tile on mechanically suspended exposed grid system, as required throughout Premises.

            3.4.7 Lighting: Building Standard, 2' x 4', recessed fluorescent prismatic lighting fixture, in the amount of one per 80 square feet of Usable Area contained within the Premises, and including single pole switches in the amount of one per 300 net square feet.

            3.4.8 Electrical Services: Building Standard, electrical facilities sufficient for a connected load of 2 watts general use, 3 watts overhead fluorescent lighting per square foot of Usable Area within the Premises.

            3.4.9 Duplex Electrical Outlets: Building Standard, wall mounted duplex electrical outlets (120 volts) in the amount of one per 125 square feet of Usable Area contained within the Premises.

            3.4.10 Telephone Outlets: Building Standard, roughed-in electrical provisions for wall mounted telephone outlets in the amount of one per 200 square feet of Usable Area contained within the Premises.

            3.4.11 Finished Floors (Tenant's Spaces): Building Standard carpeting in colors selected by Tenant from Landlord's Building Standard selection and limited to one color in each room, area or corridor.

            3.4.12 Heating, Ventilating and Air Conditioning: Building Standard, including duct work and air diffusers in the amount of one linear foot of diffuser per 200 square feet of Usable Area contained within the Premises.

            3.4.13 Window Covering: Building Standard architectural miniblinds on all exterior windows.

            3.4.14 Interior Wall Finish: Install gypsum wallboard finish on interior side of exterior walls.

            3.4.15 Sprinkler System: Standard grid system per Code and Landlord's plans. Modifications (additions, relocations, raising or lowering) of standard system to accommodate Tenant's requirements are to be done by Landlord's fire sprinkler contractor at Tenant's expense and in accordance with underwriter's requirements.

IV. CONSTRUCTION OF TENANTS LEASEHOLD IMPROVEMENTS

      4.0 Landlord agrees to construct Tenant's Leasehold Improvements in accordance with the drawings and specifications prepared by Landlord under
Article II against a Leasehold Improvement Allowance in an amount equal to the number of square feet of Usable Area multiplied by twenty seven dollars ($27.00).

      4.1 All mechanical, structural, electrical or plumbing modifications to the Building required by Tenant shall be performed by Landlord's contractor or contractors approved by Landlord.

            4.2.1 There shall be charged against the Allowance the sum of (i) architectural and engineering fees incurred by Landlord under Article II of this Exhibit "B"; (ii) architectural and engineering fees and construction costs incurred by Landlord under Section 3.1 of this Exhibit "B"; (iii) Landlord's cost of construction of Tenant's Leasehold Improvements under Section 4.0 of this Exhibit "B", whether incurred before or after execution of the Lease (including without limitation labor, materials, overhead, general conditions, sales tax, bonds and permits and plan check fees); (iv) the cost of any other Tenant's work (including preparation of drawings and specifications for Tenant's Leasehold Improvements) done by Landlord for Tenant and (v) the cost of providing or upgrading water, heating, cooling, air or electrical facilities for the remainder of the Building should Tenant's Leasehold Improvements require Excess Consumption (as defined in Section 17.2 of the Lease) from existing facilities, but only to the extent necessary to compensate for Tenant's Excess Consumption.

            4.2.2 If the sum of the costs set forth in clauses (i) through (v) of Section 4.2.1 above exceeds the amount of the Leasehold Improvement Allowance by less than five dollars ($5.00) per square foot, Tenant agrees to pay Landlord such excess upon receipt of a statement therefor from Landlord at the time of occupancy and if the excess is five dollars ($5.00) or more per square foot, Tenant agrees to pay Landlord such excess upon receipt of a statement therefor from Landlord at commencement of construction.

      4.3 No portion of the Leasehold Improvement Allowance shall be paid for any item of construction which is not permanently attached to the Premises. Except that if the sum of the costs set forth in clauses (i) through (v) Section 4.2.1 are less than the Leasehold Improvement Allowance, Landlord shall pay the difference to Tenant as a moving expense.

V. COMPLETION OF TENANTS IMPROVEMENTS

      5.1 Landlord agrees to obtain any Certificate of Occupancy required by the local building department or other governmental agency.

      5.2 The term "Substantial Completion" as used in this Exhibit "B" or in the Lease means that state of completion of the Premises which will allow Tenant to begin Tenant's occupation of the Premises without material interference from Landlord's contractor or material delay caused by Landlord's failure to have completed Landlord's work under Section 3.4 of this Exhibit.

      5.3 Notwithstanding any time period established herein for the submission and approval of Tenant's plans or for the construction of improvements, the Lease Term and Tenant's obligation to pay rent shall commence as set forth in Section 2.2 of the Lease; provided, however, if the Commencement Date is deter mined under Section 2.2 of the Lease by the date of Substantial Completion, the Commencement Date will be accelerated one day for each day Substantial Completion is delayed by reason of:

            5.3.1 Tenant's failure to provide the space layout criteria required under Section 2.0 of this Exhibit or to approve the Space Plan within the time period set forth.

            5.3.2 Tenant's failure to approve drawings and specifications or the price for non-Building Standard Improvements in accordance with Section 2.3 of this Exhibit.

            5.3.3 Tenant's request for non-Building Standard materials, finishes or installations or non-Building Standard Improvements, including planning, procurement and construction delays.

            5.3.4 Tenant's changes in Space Plan or drawings and specifications after initial approval.

            5.3.5 The performance of any construction planning or architectural work by a person, firm or corporation employed by Tenant and the completion of said work by said person, firm or corporation including delays to Landlord's contractor caused by Tenant's contractor.

            5.3.6 Delays caused by Tenant to submit complete construction documents to the City of Scottsdale in accordance with Section 2.5 of this Exhibit or causing delays in resubmitting corrections of said plans to the City.

            5.3.7 Failure to approve start of construction of the Tenant's Improvements upon receipt of notice from Landlord that construction of the work may commence.

      It is Landlord's and Tenant's intention that Substantial Completion shall be deemed to have occurred upon that date which would be the date of Substantial Completion were the Premises to be constructed with Building Standard Improvements only.

                                   EXHIBIT "C"

                              RULES AND REGULATIONS

1. No automobile, recreational vehicle or any other type of vehicle or equipment shall remain upon the Common Areas longer than twenty-four (24) hours and no vehicle or equipment of any kind shall be dismantled or repaired or serviced on the Common Areas. All vehicle parking shall be restricted to areas designated and marked for vehicle parking. The foregoing restrictions shall not be deemed to prevent temporary parking for loading or unloading of vehicles in designated areas.

2. Signs will conform to sign standards and criteria established from time to time by Landlord. No other signs, placards, pictures, advertisements, names or notices shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the building without the written consent of Landlord and Landlord shall have the right to remove any such non-conforming signs, placards, pictures, advertisements, names or notices without notice to and at the expense of Tenant.

3. No antenna, aerial, discs, dishes or other such device shall be erected on the roof or exterior walls of the Premises, or on the grounds, without the written consent of the Landlord in each instance. Any device so installed without such written consent shall be subject to removal without notice at any time.

4. No loudspeakers, televisions, phonographs, radios or other devices shall be used in a manner so as to be heard or seen outside of the Premises without the prior written consent of the Landlord.

5. The outside areas immediately adjoining the Premises shall be kept clean and free from dirt and rubbish of Tenant by the Tenant to the satisfaction of Landlord and Tenant shall not place or permit any obstruction in such areas or in the Common Areas or permit any materials to be left or stored in such areas or in the Common Areas, or permit any work to be performed outside the Premises.

6.    No open storage shall be permitted in the Center.

7. All garbage and refuse shall be placed in containers placed at the location designated for refuse collection, in the manner specified by Landlord. Refuse containers shall not be moved from the enclosure to any other area. No trash, garbage, or construction debris or materials shall be brought into the Center from other locations or disposed of in refuse containers provided for the Center.

8. No vending machine or machines of any description shall be installed, maintained or operated upon the Common Areas.

9. Tenant shall not disturb, solicit or canvass any occupant of the Building and shall cooperate to prevent same.

10. No noxious or offensive trade or activity shall be carried on in any part of the Common Areas nor shall anything be done thereon which would in any way interfere with the quiet enjoyment of each of the other tenants of the Center or which would increase the rate of insurance or overburden utility facilities from time to time existing in the Center.

11. Landlord reserves the right to make such reasonable amendments to these rules and regulations from time to time as are nondiscriminatory and not inconsistent with the Lease.

                                    EXHIBIT D

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

      THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this "Agreement") is entered into on ___________, 1999, between the undersigned VistaCare, Inc., a Delaware corporation, such party together with its successors and assigns including, without limitation, with respect to any individual, such individual's heirs, administrators, legal representatives and executors, all of the preceding being collectively herein referred to as "Tenant") and AMERICAN NATIONAL INSURANCE COMPANY (such party together with its successors and assigns including, without limitation, any purchaser at any foreclosure sale of the Mortgage, defined below, being herein collectively referred to as "American National"), whose address is: Attention: Mortgage and Real Estate Investment Department, One Moody Plaza, Galveston, Texas 77550.

                                    RECITALS

      A. Tenant is the Lessee under the Lease which, together with any and all modifications and amendments thereto, is completely described on EXHIBIT "A" attached hereto and incorporated herein (collectively the "Lease").

      B. McCormick Place, L.L.C., an Arizona limited Liability company, (together with its successors and assigns including, without limitation, with respect to any individual, such individual's heirs,-administrators, legal representatives and executors being herein collectively referred to as "Borrower"), the Lessor or successor to Lessor under the Lease, has requested American National to make to Borrower a mortgage loan secured or to be secured by a mortgage or deed of trust from Borrower to American National (such mortgage or deed of trust collectively together with all renewals, increases, replacements, consolidations, modifications and extensions thereof, the "Mortgage"), covering the property (the "Property") described on EXHIBIT "B" attached hereto and incorporated herein wherein the premises covered by the Lease are located.

      C. American National is willing to make the requested mortgage loan, provided Tenant executes this Agreement.

                                    AGREEMENT

      NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in order to induce American National to make the requested mortgage loan, Tenant and American National hereby agree and covenant as follows:

      1. The Lease and the lien thereof are and shall at all times continue to be subject and subordinate in all respects to the lien of the Mortgage and all rights, privileges and provisions in favor of American National thereunder. Tenant further waives all rights and claims to assert that the Lease or any provision thereof is superior to the lien or to any other provision of the Mortgage.

      2. So long as Tenant is not in breach or default (beyond any period in the Lease given to Tenant to cure such breach or default) in the payment of rent or additional sums or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant's part to be performed, Tenant's possession under the Lease and Tenant's rights and privileges thereunder, or under any extensions or renewals thereof which may be effected in accordance with any option therefor contained in the Lease, shall not be diminished or interfered with by American National acting pursuant to the Mortgage, and Tenant's occupancy shall not be disturbed by American National during the term of the Lease or any such extensions or renewals thereof in accordance with any extension or renewal options contained in the Lease.

      3. If the interests of Borrower in the Property or the Lease shall be acquired by American National by foreclosure, by deed in lieu of foreclosure or by any other method; and American National succeeds to the interests of Borrower under the Lease, then provided that and so long as Tenant is not in default in the payment of any sums due from Tenant under the Lease or in the performance of any other obligation of Tenant under the Lease, the Lease and the rights of Tenant thereunder shall continue in full force and effect and shall not be terminated, diminished, interfered with or disturbed except in accordance with the terms of the Lease, and except that [Tenant shall be bound to American National under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining, and any extensions or renewals thereof which may be effected in accordance with any option therefor contained in the Lease, with the same force and effect as if American National were the original Lessor under the Lease, and Tenant does hereby attorn to American National as its Lessor, said attornment to be effective and self-operative without the execution of any other instruments on the part of either party hereto immediately upon American National's succeeding to the interest of Borrower under the Lease; provided, however, that unless otherwise required by applicable law, Tenant shall be under no obligation to pay rent to American National by virtue of this Agreement until Tenant receives written notice from American National that American National has succeeded to the interests of Borrower under the Lease or exercised its assignment of rents. It is the intention of the parties hereto for this purpose to incorporate the Lease into this Agreement by reference for all purposes with the same force and effect as if set forth at length herein.

     4. If American National shall succeed to the interests of Borrower under the Lease, American National shall be bound to Tenant under all of the terms, covenants and conditions of the Lease, and Tenant shall, from and after American National's succession to the interests of Borrower under the Lease, have the same remedies against American National for the breach or default by American National of any agreement contained in the Lease that Tenant might have had under the Lease against Borrower for Borrower's breach or default provided, however, that American National shall not be:

      (a) liable for any act or omission of any prior or succeeding landlord (including Borrower); or

      (b) liable for the return of any security deposit unless actually received by American National;

      (c) subject to any offsets or defenses which Tenant might have against any prior or succeeding landlord (including Borrower);

      (d) bound by any rent or additional sums which Tenant might have paid for more than one month in advance to any prior or succeeding landlord (including Borrower);

      (e) bound by any agreement, amendment or modification of the Lease or any cancellation or termination of the Lease by any prior landlord (including Borrower), made without American National's prior written consent;

      (f) liable for the completion of any construction on the Property or Tenant Improvements to the leased premises commenced, or agreed or represented to by any prior or succeeding landlord (including Borrower); or

      (g) bound by any provision of the Lease restricting the use of other properties owned by American National, as Landlord.

      5. Tenant from and after the date hereof shall send a copy of any notice or statement of a breach or default (including matters which, but for the passage of time, the giving of notice, or both, would be a breach or default) under the Lease or any notices or statement of any intention to cancel or terminate the Lease by certified mail, return receipt requested to American National at the address shown above at the same time such notice or statement is sent to Borrower. Tenant further agrees that, in the event of any act or omission by Borrower or other occurrence which would give Tenant the right to cancel or terminate the Lease or to claim a partial or total eviction (either actual or constructive), or in the event of any other breach or default by Borrower under the terms of the Lease, promptly thereupon, Tenant shall so notify American National by certified mail, return receipt requested, at the address above.

      6. American National shall have the option, within a reasonable time, but not less than sixty (60) days following receipt by American National of notice as provided in paragraph 5 above, to cure any such act, omission, breach, or default of Borrower described in such paragraph 5, including if necessary, the commencement and prosecution of foreclosure proceedings, and Tenant agrees to accept the performance of American National in lieu of the performance of Borrower and that the Lease shall thereby remain in full force and effect. Tenant shall not exercise any such right to terminate or claim eviction or any other rights or remedies available at law or in equity for default or breach of the Lease or act or omission by Borrower in connection with the Lease, unless and until Tenant has notified American National as provided in paragraph 5 hereof and until the time for American National to commence and complete such cure has elapsed.

      7. Tenant hereby agrees that for so long as the Mortgage encumbers or is a lien on the Property, or any portion thereof, and thereafter, should American National acquire the Property, or any portion thereof, no covenant, agreement or other obligation of the Landlord which is to be performed or complied with beyond the boundaries of the Property and no act or omission or occurrence which occurs beyond the boundaries of the Property (including, without limitation, any restrictions prohibiting Landlord's or its affiliates or other related persons or entities from competing, operating or leasing in completion with Tenant or to cause or restrict certain actions or activities on other property not encumbered by the Mortgage) shall be a breach or default under the Lease nor permit Tenant to cancel or terminate the Lease or abate or reduce any rent or other sums. Nothing in this Section 7 shall prevent Tenant from seeking or obtaining a restraining order or injunction against such breach, default, act, omission or occurrence or from obtaining a monetary judgment against Borrower or any successor landlord other than American National for any such breach, default, act, omission or occurrence.

      8. In the event the Tenant becomes the owner of the Property or any portion thereof, there shall be no merger of the leasehold interest and the fee interest and the Lease shall remain in existence and, without limiting the foregoing, American National shall be permitted to collect rent thereunder if a breach or default occurs under the Mortgage or any indebtedness secured thereby or any assignment of leases and/or rents by and/or executed in connection with any of the preceding. Nothing in this Agreement shall be construed to permit a transfer of Tenant's interest not expressly permitted by the Lease.

      9. This Agreement may not be amended or modified orally or in any other manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns including, any applicable, heirs, administrators, legal representatives and executors.

      10. Tenant agrees that it will not, without the written consent of American National, pay rent or any other sums becoming due under the Lease more than one (1) month in advance.

      11. Tenant agrees that the Mortgage and the indebtedness secured thereby may be increased, rearranged, renewed, extended, consolidated and modified from time to time by agreement between Borrower and American National, and American National may exercise any one or more of its rights under the Mortgage from time to time at American National's discretion, all without notice to or consent of Tenant, and this Agreement shall continue in full force and effect as to all such renewals, extensions, increases, rearrangements, consolidations and modifications and all such exercises of rights.

      12. In no event shall American National be personally liable as landlord under the Lease either by virtue of any assignment of the Lease, the exercise of any right thereunder or hereunder, the foreclosure of its lien on the Property, the acquisition of the Property or the collection of any rent or other sums under the Lease as Owner or Mortgagee and Tenant shall look solely to the real estate that is the subject of the Lease and to no other assets of American National for satisfaction of any liability in respect of the Lease; but Tenant shall have reserved to it all other remedies available to it at law or in equity.

      13. Except as otherwise described in Exhibit "A" above, the Lease has not been amended or modified and is in full force and effect as originally executed, and there are no side letters or other arrangements, whether or not constituting amendments to the Lease, for Tenant inducements or otherwise.

      14. The Lease is in full force and effect. Neither Borrower nor Tenant is in breach or default under any provision of the Lease nor is Tenant aware of any act, omission or occurrence which, but for the passage of time, the giving of notice, or both, which would constitute a breach or default or would permit the Tenant to terminate the Lease or reduce or abate any rent thereunder. Borrower has complied fully and completely with all of Borrower's covenants, warranties and other obligations under the Lease to the date hereof. Tenant is fully obligated to pay, and is paying, the rent and other sums due from Tenant under the Lease, and is fully obligated to perform and is performing all of the obligations of Tenant under the Lease, without right of counterclaim, offset or other defense.

      15. Where appropriate, all references to the singular shall include the plural and vice versa and all references to any gender shall include the others.

      16. This Agreement may not be waived, amended or modified except by subsequent written agreement signed by the party to be bound.

      17. The words "breach" and "default" are used interchangeably in this Agreement for convenience of drafting and there is no distinction between the meaning of either word.

      18. This Agreement satisfies Borrower's obligation, if any, to provide a subordination, non-disturbance and attornment agreement, or similar document, pursuant to the Lease.

      19. This Agreement may be executed in multiple counterparts, each of which shall be an original instrument and which, taken together, constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

VISTACARE, INC.

By: /s/ L. S. Wylie
    ---------------------------

Name: L. S. Wylie
     --------------------------

Title: CFO
      -------------------------

AMERICAN NATIONAL INSURANCE COMPANY

By:
    ---------------------------

Name:
     --------------------------

Title:
      -------------------------

[ALL SIGNATURES TO BE ACKNOWLEDGED AND IN RECORDABLE FORM FOR THE STATE WHERE THE PROPERTY IS LOCATED. THIS MAY REQUIRE ADDITIONAL ATTESTATION, WITNESSES, MODIFICATIONS TO ACKNOWLEDGMENTS AND/OR ADDITIONAL ACKNOWLEDGMENTS.]

STATE OF Arizona
         ----------------

COUNTY OF Maricopa
          ---------------

      This instrument was acknowledged before me on this the 9th day of April, 1999 by Lloyd S. Wylie, CFO, of VistaCare, Inc. on behalf of said corporation.

/s/ Ann Marie Taylor
-------------------------

Notary Public in and for

The State of Arizona
             ------------

Ann Marie Taylor

Typed or printed name of Notary

My Commission Expires: 9/2/02

STATE OF TEXAS

COUNTY OF GALVESTON

      This instrument was acknowledged before me on this the       day of
          , 1999 by           ,            , of AMERICAN NATIONAL INSURANCE
COMPANY, a Texas insurance corporation, on behalf of said corporation.


-------------------------------------------
Notary Public in and for The State of Texas


-------------------------------------------
Typed or printed name of Notary


My Commission Expires:
                      -----------

                                   EXHIBIT "A"

                                       TO

             SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT

                          DATED:
                                 ----------------------

      The lease referred to in the foregoing Agreement is a Lease Agreement made
and entered into                , 1999, between McCormick Place, L.L.C. as
Lessor, and VistaCare, Inc., as Lessee. The Lease has been amended and modified as follows:

                        [NO AMENDMENTS OR MODIFICATIONS]

                                   EXHIBIT "B"

                                       TO

             SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT

                              PROPERTY DESCRIPTION

                                 MCCORMICK PLACE

Lots 20 and 21, RANCH OFFICE PARK, according to Book 217 of Maps, Page 21, records of Maricopa County, Arizona.

An easement for ingress and egress to and from the land and Via de Ventura and San Alerto Street, dedicated public streets, over the West 12 feel of Lots 22 and 23, Ranch Office Park, according to Book 217 of Maps, page 21, records of Maricopa County, Arizona, pursuant to the 12 foot public utility and access easement as set forth on the Plat and the easement recorded in Docket 14498, page 395.

                                   EXHIBIT "E"

                              ESTOPPEL CERTIFICATE

Tenant:     VistaCare, Inc.

            7702 E. Doubletree Ranch Road

            Suite 100

            Scottsdale, Arizona  85258

Landlord:   McCormick Place, L.L.C.

            5050 North 40th Street, Suite 120

            Phoenix, Arizona  85018

Lender:     American National Insurance Company

            One Moody Plaza

            Galveston, Texas 77550

            Attention: Mortgage and Real Estate Investment Department

Premises:   Approximately 15,000 square feet located on the second floor of the Office Building

Lease: The Lease Agreement dated April 12, 1999 between Landlord and Tenant for space in the Premises.

      IN ORDER TO INDUCE LENDER TO TAKE ACTION IN CONNECTION WITH A LOAN ("LOAN")SECURED BY A LIEN ON THE PREMISES AND THE ASSIGNMENT OF THE CAPTIONED LEASE, AND UNDERSTANDING THAT LENDER IS RELYING ON THE REPRESENTATIONS AND WARRANTIES AND AGREEMENTS IN TAKING ACTION IN CONNECTION WITH THE LOAN REQUESTED, TENANT MAKES THE FOLLOWING REPRESENTATIONS, WARRANTIES AND
AGREEMENTS:

1. Tenant hereby certifies, as true and correct, the following representations and warranties:

      (a) The Lease and all amendments thereto (collectively referred to as the "Lease"), a copy of which is attached as EXHIBIT "A", is the true, correct and complete agreement between Landlord and Tenant with respect to the space described in the Lease. Other than as evidenced by the attached documents, the Lease has not been amended or modified and is in full force and effect.

      (b) The Tenant, and no other person or entity, is presently or, upon the Commencement Date of the Lease as provided in Section 1 (g) below, will be occupying the entire space covered by the Lease for the purposes designated therein; and the Tenant is fully obligated to pay the rental and all other sums provided for therein, and is fully obligated to perform all other obligations of Tenant under the Lease, all without right of counterclaim, offset, defense or otherwise. The first month's rent in the amount of $40,833.93 will be paid on ___________, 1999.

      (c) As of the date hereof, neither Landlord nor Tenant is in default under the terms and conditions of the Lease.

      (d)   Tenant has not prepaid any rent.

      (e) Tenant has not received a notice that Landlord has made any other assignment, pledge or hypothecation of the Lease or of any sums due thereunder.

      (f) The Commencement Date of the term of the Lease will be __________, 1999 as provided in the Lease. The term of the Lease will expire five years after the Commencement Date unless sooner terminated as provided in the Lease.

      (g) Other than as described hereto as part of EXHIBIT "A", there are no side letters or other arrangements, whether or not constituting amendments to the Lease, for Tenant inducements such as rebates of or reduction in the rental provided for in the Lease.

      (h) Tenant will be required to pay Landlord a Security Deposit of $40,833.03.

2. Tenant agrees that without the written consent of Lender it will not (a) modify, extend or in any manner alter the terms of the Lease; (b) pay the rent or any other sums becoming due under the terms of the Lease more than one (1) month in advance; or (c) accept any termination, merger or cancellation of the Lease or Landlord's waiver of, or release from the performance of any obligations or liabilities under the Lease.

3. Should Lender advise Tenant that Landlord is in breach or default in the indebtedness to Lender and request that payment of all future rentals be made directly to Lender, Tenant agrees that it shall make all future rental payments and other sums under the Lease directly to Lender until instructed otherwise by Lender.

4. Tenant agrees that it will furnish to Lender at the address written above copies of all notices or communications sent to Landlord under the Lease. Said notice shall be sent registered or certified mail at the address shown above. Tenant agrees that in the event of any breach or default by the Landlord under the Lease, Tenant shall notify Lender in writing of such event.

5. Tenant agrees that, upon Lender's receipt of written notice as provided in paragraph 4 above that Landlord is in breach or default under the terms of the Lease, Lender shall have the option within a reasonable time, but not less than sixty (60) days, to cure any default on the part of Landlord; and Tenant agrees not to take any action to terminate the Lease within such time period, and to accept the performance of Lender in lieu or the performance of Landlord.

6. Tenant understands and acknowledges that (a) Landlord shall execute or has executed an absolute assignment of the Lease and other leases in favor of Lender; (b) notwithstanding said assignment, all rental and other sums due under the Lease shall continue to be paid in accordance with the terms of the Lease until and unless Tenant is notified to the contrary in writing by Lender; and
(c) the interest of Landlord in the Lease shall be or has been assigned to Lender under the terms provided in said absolute assignment or the deed of trust securing the Loan, and Lender assumes no duty, liability or obligation under the Lease, either by virtue of said absolute assignment, the exercise thereof or by any subsequent receipt or collection of rental or any other sums due thereunder.

7. This certificate shall inure to the benefit of Lender, its successors and assigns, and shall be binding upon Tenant and Tenant's heirs, legal representatives, successors and assigns. This certificate shall not be deemed to alter or modify any of the terms and conditions of the Lease except to the extent specifically set forth herein.

8. The words "breach" and "default" are used interchangeably in this certificate and there is no distinction between the meaning.

      DO NOT EXECUTE THIS CERTIFICATE UNLESS A TRUE, CORRECT AND COMPLETE COPY OF YOUR LEASE AND ALL AMENDMENTS THERETO ARE

ATTACHED. LENDER IS RELYING ON YOUR STATEMENTS AND AGREEMENTS CONTAINED IN THIS CERTIFICATE IN TAKING ACTIN RESPECTING LANDLORD'S LOAN REQUEST.

EXECUTED this the     day of         , 1999.
                  ---        -------


      TENANT:     VistaCare, Inc.

                  By: /s/ L. S. Wylie
                     ---------------------------

                  Name:  L. S. Wylie
                       ---------------------------

                  Title: CFO
                         -----------------

                                   EXHIBIT "A"

                                       TO

                              ESTOPPEL CERTIFICATE


                   This will be a copy of the executed Lease.

                                    RIDER "1"

                                OPTION TO EXTEND

Rider 1 to Lease dated 12 April, 1999 between McCormick Place, L.L.C. ("Landlord"), and VistaCare, Inc.("Tenant").

1. Option to Extend. Provided that Tenant is not in breach or default beyond any applicable cure periods, of any of the terms, conditions, covenants, obligation or provisions of the Lease to which this Rider is attached, and that no event shall have occurred or state of facts exists which if continued uncured will, with the lapse of time or the delivery of notice, or both, constitute an Event of Default, then Tenant shall have, and is hereby granted, the option to extend the Initial Term for two (2) additional periods of three (3) years (the "First Renewal Term" and the "Second Renewal Term"). Except as set forth in
Section 2 of this Rider, Tenant's occupancy of the Premises during any Renewal Term shall be governed by all of the terms, conditions, covenants and provisions of the Lease to which this Rider is attached except that Tenant shall have no further option to extend the Initial Term after the expiration of the Second Renewal Term. If Tenant desires to exercise its option to extend the Initial Term, or the First Renewal Term it must give Landlord notice in writing ("Option Notice") of its intent to do so at least six (6) months prior to the expiration of the Initial Term or the First Renewal Term.

2. Minimum Monthly Rent During The Renewal Term. The Minimum Monthly Rent and parking rates for the First and Second Renewal Terms shall be at the square foot rental rate or parking rate then being charged by Landlord to new occupants of space in McCormick Place similar in size to that being occupied by Tenant.

3. Definitions. Capitalized terms used in this Rider without definition shall have the definition assigned to such terms in the lease to which this Rider is attached, unless the context requires otherwise.

4. Full Force and Effect. Except as specifically modified by this Rider, the lease to which this Rider is attached remains in full force and effect.

                                    RIDER "2"

                             FIRST RIGHT OF REFUSAL

Rider 2 to Lease dated 12 April, 1999 between McCormick Place, L.L.C. ("Landlord"), and Vista Care, Inc. ("Tenant").

      Landlord grants to Tenant a right of first refusal as follows. If, during the term of this Lease Landlord receives a bona fide offer from a party (hereinafter called the "Outside Lessee") for the lease of any portion on the second floor of the Building (hereinafter called the "First Refusal Premises"), which offer Landlord desires to accept (hereinafter called the "Outside Offer"), or if Landlord shall make a bona fide offer to a third party (such party also herein called the "Outside Lessee"), for the lease of all or any portion of the First Refusal Premises, which the Outside Lessee decides to accept (also called the "Outside Offer"), Landlord shall give written notice of such Outside Offer to Tenant. Tenant shall then have ten (10) business days from the date Landlord's written notice is received in which to give written notice to Landlord electing to lease that portion of the First Refusal Premises which is the subject of the Outside Offer, upon the terms, conditions and rental rates as contained in the Outside Offer; provided, however, the term for the lease of the applicable portion of the First Refusal Premises shall at Tenant's option be coterminous with and expire at the same time as the term then remaining under the Lease, as extended; provided, further, if the then remaining term of the Lease as extended is less than five (5) years, and if Tenant exercises its option as herein granted, Landlord and Tenant will extend the term of the Lease (and the term of any other space in the Building which is then being leased by Tenant) to a point which is five (5) years after the exercise of the Option. Such extension shall be upon the same terms and conditions as are then in effect for all of the premises then being leased, other than the First Refusal Premises, which shall be leased upon the terms set forth in the Outside Offer, as provided above; provided however, in the event Tenant exercises its option within the first twelve (12) months of the Term of this Lease, the terms, conditions and rental rates shall be the same as those for the Premises. In the event Tenant shall elect to lease all or a portion of the First Refusal Premises, Landlord and Tenant shall within ten (10) working days after such election execute and deliver to each other a lease to document Tenant's lease of the First Refusal Premises, effective upon the execution of such Lease. In the event Tenant shall not elect to lease the applicable portion of First Refusal Premises, the Landlord may lease such First

Refusal Premises to the Outside Lessee upon the same terms and conditions which were offered to Tenant (provided, however, the Minimum Monthly Rent may be any amount more and up to ten percent (10%) less that what was offered to Tenant), and Tenant forfeits any rights thereto, provided, however the rights of first refusal shall continue as to all other portions of the First Refusal Premises and as to the portion which is the subject of the Outside offer at the expiration of term of the Outside Lessee's lease. Notwithstanding the foregoing, if the portion of the First Refusal Premises which is the subject of the Outside Offer is not leased in accordance with the terms, conditions and rental rates as set forth in the Outside Offer (provided, however, the Minimum Monthly Rent may be any amount more and up to ten percent (10%) less than what was offered to Tenant), within one hundred twenty (120) days of the expiration of Tenant's option right to lease the applicable portion of the First Refusal Premises, which is subject to the Outside offer, Landlord shall re-offer the space to Tenant in the same manner as required above prior to leasing it to any other person or entity, including the Outside Lessee.